                                                                    Exhibit 99.2


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                       GENTLE DENTAL SERVICE CORPORATION,
                         GENTLE DENTAL MANAGEMENT, INC.
                                       AND
                           DENTAL CARE ALLIANCE, INC.,

                                   AS ISSUERS,

                INTERDENT, INC. AND CERTAIN OF ITS SUBSIDIARIES,

                                 AS GUARANTORS,

                                       AND

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,

                                  AS PURCHASER

                ------------------------------------------------

                          $25,500,000 Principal Amount
                        Senior Subordinated Note Due 2005

                     Warrant to Purchase 2,125,000 Shares of
                         Common Stock of Interdent, Inc.

               2,750,000 Shares of Common Stock of Interdent, Inc.

                ------------------------------------------------


                            Dated as of June 15, 2000


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                                TABLE OF CONTENTS

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

                                                                                                                PAGE

1.       DEFINITIONS; ACCOUNTING TERMS............................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Accounting Terms and Computations..............................................................26
         1.3      Headings; Construction and Interpretation......................................................26
         1.4      Determinations.................................................................................26
         1.5      Knowledge of the Company Parties...............................................................26

2.       PURCHASE AND SALE OF THE SECURITIES.....................................................................26
         2.1      Authorization..................................................................................26
         2.2      Purchase of the Securities; Issue Price........................................................27
         2.3      Closing........................................................................................27
         2.4      Use of Proceeds................................................................................27

3.       REPRESENTATIONS AND WARRANTIES..........................................................................27
         3.1      Organization and Qualification.................................................................28
         3.2      Corporate or Other Power.......................................................................28
         3.3      Authorization; Binding Obligations.............................................................28
         3.4      Subsidiaries...................................................................................28
         3.5      Conflict with Other Instruments; Existing Defaults; Ranking....................................29
         3.6      Governmental and Other Third Party Consents....................................................30
         3.7      Capitalization.................................................................................31
         3.8      Validity and Issuance of Warrant Shares........................................................33
         3.9      Company SEC Documents..........................................................................33
         3.10     Financial Statements...........................................................................33
         3.11     Existing Indebtedness; Existing Liens; Investments; Etc........................................35
         3.12     Absence of Certain Changes.....................................................................36
         3.13     Material Contracts.............................................................................38
         3.14     Accounts Receivable............................................................................40
         3.15     Labor Relations................................................................................41
         3.16     Employee Benefit Plans; ERISA..................................................................41
         3.17     Taxes..........................................................................................45
         3.18     Litigation.....................................................................................45
         3.19     Transactions with Affiliates...................................................................46
         3.20     Investment Company Act.........................................................................47
         3.21     Governmental Regulation........................................................................47
         3.22     Compliance with Laws; Operating Licenses.......................................................48
         3.23     Title to Property..............................................................................48
         3.24     Real Property..................................................................................48
         3.25     Environmental Matters..........................................................................49
         3.26     Intellectual Property..........................................................................50
         3.27     Nature of Business.............................................................................51
         3.28     Powers of Attorney.............................................................................52

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

         3.29     Listing of Common Stock........................................................................52
         3.30     Insurance......................................................................................52
         3.31     Significant Affiliated Dental Practices........................................................52
         3.32     Affiliated Dental Practices....................................................................52
         3.33     Business Relationships.........................................................................53
         3.34     Reserved.......................................................................................53
         3.35     Employment Agreements..........................................................................53
         3.36     Solvency.......................................................................................53
         3.37     Use of Proceeds; Margin Stock..................................................................54
         3.38     Depository and Other Accounts..................................................................54
         3.39     Year 2000 Compliance...........................................................................54
         3.40     Books and Records..............................................................................54
         3.41     Burdensome Obligations; Future Expenditures....................................................55
         3.42     Brokers; Certain Expenses......................................................................55
         3.43     Disclosure.....................................................................................55

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................55
         4.1      Organization...................................................................................55
         4.2      Authorization..................................................................................56
         4.3      Due Execution and Delivery; Binding Obligations................................................56
         4.4      No Violation...................................................................................56
         4.5      Investment Intent..............................................................................56
         4.6      Accredited Investor Status.....................................................................56
         4.7      Purchaser Consents.............................................................................57
         4.8      Brokers........................................................................................57

5.       CONDUCT PRIOR TO CLOSING................................................................................57
         5.1      Conduct of Business Prior to Closing...........................................................57
         5.2      Access to Information and Documents............................................................59
         5.3      Non-Solicitation...............................................................................59
         5.4      Covenant to Close..............................................................................59

6.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..........................................................60
         6.1      Closing Date...................................................................................60
         6.2      Representations and Warranties; No Default.....................................................60
         6.3      Payment of Fees and Purchaser Expenses.........................................................60
         6.4      Purchase Permitted By Applicable Laws..........................................................60
         6.5      No Material Adverse Change.....................................................................60
         6.6      No Injunction, Order or Suit; California Permit................................................61
         6.7      Certain Principal Documents....................................................................61
         6.8      Consent of Senior Agents.  ....................................................................61
         6.9      Subordination Relationships....................................................................62
         6.10     Governmental Approvals.........................................................................62
         6.11     Opinion Letters of Counsel.....................................................................62
         6.12     Delivery of Corporate Documents................................................................62
         6.13     Solvency Certificate...........................................................................63



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

         6.14     Compliance Certificate.........................................................................63
         6.15     Insurance......................................................................................63
         6.16     Delivery of Financial Projections..............................................................63
         6.17     Third-Party Consents...........................................................................63
         6.18     Capital Structure..............................................................................64
         6.19     Proceedings Satisfactory.......................................................................64

7.       CONDITIONS TO THE OBLIGATIONS OF THE ISSUERS AND PARENT.................................................64
         7.1      Representations and Warranties.................................................................64
         7.2      Purchase Permitted By Applicable Laws..........................................................64
         7.3      No Injunction or Order.........................................................................64
         7.4      Payment for Securities.........................................................................65

8.       TAXES; INDEMNIFICATION; FEES AND EXPENSES...............................................................65
         8.1      Taxes..........................................................................................65
         8.2      Indemnity......................................................................................65
         8.3      Indemnification Procedures.....................................................................67
         8.4      Contribution...................................................................................67
         8.5      Reimbursement of Deal-Related Costs and Expenses...............................................68
         8.6      Costs and Expenses.............................................................................68

9.       AFFIRMATIVE COVENANTS...................................................................................69
         9.1      Payment of Note and Other Obligations..........................................................69
         9.2      Performance of Investment Documents............................................................69
         9.3      Information Reporting Requirements.............................................................69
         9.4      Company SEC Documents..........................................................................74
         9.5      Compliance with Laws; Consents.................................................................74
         9.6      Legal Existence................................................................................75
         9.7      Books and Records; Inspections.................................................................75
         9.8      Maintenance of Properties......................................................................75
         9.9      Insurance......................................................................................76
         9.10     Taxes..........................................................................................76
         9.11     ERISA Matters..................................................................................77
         9.12     Communication with Accountants.................................................................77
         9.13     Compliance with Material Contracts.............................................................77
         9.14     Environmental Matters..........................................................................78
         9.15     Additional Company Parties.....................................................................79
         9.16     Nasdaq Listing.................................................................................79
         9.17     Subordination of Acquisition Notes; New Acquisition Notes......................................79
         9.18     Enforcement of Rights..........................................................................80
         9.19     Security for Obligations.......................................................................80
         9.20     Future Information.............................................................................81
         9.21     Further Assurances.............................................................................81

10.      NEGATIVE AND FINANCIAL COVENANTS........................................................................81
         10.1     Limitations on Indebtedness....................................................................82

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

         10.2     Limitations on Liens...........................................................................82
         10.3     Limitations on Investments.....................................................................83
         10.4     Sale and Lease-Back Transactions...............................................................83
         10.5     Limitations on Payments........................................................................84
         10.6     Limitations on Payment Restrictions Affecting Subsidiaries.....................................84
         10.7     Limitations on Transactions With Affiliates....................................................85
         10.8     Change in Business.............................................................................85
         10.9     Sales of Receivables...........................................................................85
         10.10    Fundamental Changes............................................................................85
         10.11    Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts..........86
         10.12    Conditional Sales..............................................................................87
         10.13    Margin Stock...................................................................................87
         10.14    Accounting Changes.............................................................................87
         10.15    Negative Pledge................................................................................87
         10.16    Financial Covenants............................................................................87

11.      SUBSIDIARY GUARANTY.....................................................................................91
         11.1     Unconditional Guaranty.........................................................................91
         11.2     Continuing and Irrevocable Guaranty............................................................92
         11.3     Nature of Guaranty.............................................................................92
         11.4     Authorization..................................................................................93
         11.5     Certain Waivers................................................................................94
         11.6     Subrogation; Certain Agreements................................................................95
         11.7     Bankruptcy No Discharge........................................................................97
         11.8     Subordination..................................................................................98
         11.9     Maximum Liability of Guarantors................................................................98
         11.10    Financial Benefit..............................................................................99
         11.11    Review of Documents; Understanding with Respect to Waivers.....................................99
         11.12    Guarantor Acknowledgment.......................................................................99

12.      DEFAULTS AND REMEDIES...................................................................................99
         12.1     Events of Default..............................................................................99
         12.2     Acceleration..................................................................................103
         12.3     Other Remedies................................................................................103
         12.4     Appointment of Receiver.......................................................................104
         12.5     Waiver of Past Defaults.......................................................................104

13.      TERMINATION............................................................................................104
         13.1     Termination...................................................................................104
         13.2     Effect of Termination.........................................................................105
         13.3     Waiver........................................................................................105
         13.4     Alternative Transaction Fee...................................................................105

14.      MISCELLANEOUS..........................................................................................106
         14.1     Survival of Representations and Warranties; Purchaser Investigation...........................106

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

         14.2     Consent to Amendments.........................................................................106
         14.3     Entire Agreement..............................................................................106
         14.4     Severability..................................................................................106
         14.5     Successors and Assigns; Assignments...........................................................107
         14.6     Notices.......................................................................................107
         14.7     Counterparts..................................................................................109
         14.8     Governing Law.................................................................................109
         14.9     Consent to Jurisdiction and Venue.............................................................109
         14.10    Limitation of Liability.......................................................................110
         14.11    Publicity.....................................................................................110
         14.12    Confidentiality...............................................................................110
         14.13    Waiver of Trial by Jury.......................................................................111


                                    EXHIBITS

         Exhibit A      --               Form of Note
         Exhibit B      --               Form of Warrant
         Exhibit C      --               Form of Compliance Certificate
         Exhibit D-1, D-2, D-3 --        Forms of Management Agreements
         Exhibit E      --               Form of Shares Acquisition Agreement

                              DISCLOSURE SCHEDULES

         Schedule 1.1A        --     Management Agreements
         Schedule 1.1B        --     Other Acquisition Notes
         Schedule 1.1C        --     Subordinated Acquisition Notes
         Schedule 3.4         --     Subsidiaries
         Schedule 3.5(a)      --     Conflicts
         Schedule 3.5(b)      --     Defaults of Company Parties
         Schedule 3.5(c)      --     Contractual Restrictions
         Schedule 3.5(d)      --     Senior Indebtedness
         Schedule 3.6         --     Consents
         Schedule 3.7(a)      --     Capitalization
         Schedule 3.7(b)      --     Description of Authorized Capital Stock of
                                     Parent
         Schedule 3.7(c)      --     Description of Authorized Capital Stock of
                                     each Subsidiary
         Schedule 3.9         --     Company SEC Documents
         Schedule 3.10(c)     --     Pro Forma Closing Balance Sheet
         Schedule 3.11(a)(i)  --     Existing Indebtedness
         Schedule 3.11(a)(ii) --     Existing Liens
         Schedule 3.11(a)(iii)--     Investments
         Schedule 3.11(a)(iv) --     UCC Financing Statements
         Schedule 3.11(a)(v)  --     Trade Payables
         Schedule 3.12(a)     --     Changes
         Schedule 3.13(a)     --     Material Contracts
         Schedule 3.15        --     Labor Relations
         Schedule 3.16        --     Employee Benefits Plan
         Schedule 3.18        --     Litigation
         Schedule 3.19        --     Transactions with Affiliates
         Schedule 3.22        --     Operating Licenses
         Schedule 3.24        --     Real Property
         Schedule 3.25        --     Environmental Matters
         Schedule 3.26        --     Patents, Trademark, Trade Name
         Schedule 3.30        --     Insurance
         Schedule 3.31        --     Significant Affiliated Dental Practices
         Schedule 3.32        --     Affiliated Dental Practices
         Schedule 3.35        --     Employment Agreements
         Schedule 3.37        --     Use of Proceeds
         Schedule 3.38        --     Depositary and Other Accounts
         Schedule 3.42        --     Company Party Brokers

         Schedule 10.1        --     Permitted Indebtedness
         Schedule 10.2        --     Permitted Liens
         Schedule 10.7        --     Loans to Management

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT is entered into as of the 15th day of June 2000 (this "AGREEMENT"), by and among GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("GDSC"), GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation ("GDMI"), DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"), INTERDENT, INC., a Delaware corporation ("PARENT"), the Subsidiaries of the Issuers named as "SUBSIDIARY GUARANTORS" herein, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"). GDSC, GDMI and DCA may be individually referred to as an "ISSUER" and collectively referred to as the "ISSUERS," and the Issuers, Parent and the Subsidiary Guarantors are individually referred to as a "COMPANY PARTY" and collectively referred to as the "COMPANY PARTIES." Capitalized terms used and not otherwise defined herein shall have the meanings set forth in SECTION 1.1.


                                 R E C I T A L S

         A. The Issuers and their Subsidiaries are engaged as an integrated enterprise in the business of providing dental practice management and related services to dental professional corporations and associations within the United States of America.

         B. In connection with the financing of the business operations of the Issuers and their Subsidiaries, the Issuers have authorized the issuance and sale, jointly and severally, to the Purchaser of a Senior Subordinated Note as provided herein in the aggregate principal amount of $25,500,000, and the Purchaser is willing to purchase the Note on the terms and subject to the conditions set forth herein.

         C. To induce the Purchaser to purchase the Note, Parent is willing to issue and sell to the Purchaser (i) a warrant to purchase 2,125,000 shares of Parent Common Stock and (ii) 2,750,000 shares of Parent Common Stock. The 2,125,000 shares of Parent Common Stock issuable upon exercise of such warrant, together with such 2,750,000 shares of Parent Common Stock, will represent, immediately after the closing of the transactions contemplated hereby, approximately 12.877% of the Parent Common Stock on a Fully Diluted Basis.

         D. To further induce the Purchaser to purchase the Note, and in consideration therefor, Parent and the Subsidiary Guarantors have agreed, at the request of the Issuers, to guaranty absolutely and unconditionally the Guarantied Obligations. Each of Parent and the Subsidiary Guarantors has acknowledged that it derived and expects to derive, directly or indirectly, a substantial benefit from the purchase by the Purchaser of the Note, both in its separate capacity and as a member of the integrated enterprise.

         E. To further induce the Purchaser to purchase the Note, Parent and certain of its Affiliates are willing to enter into other Investment Documents, including, without limitation, an Investor Rights Agreement under which Parent will grant to the Purchaser (or one of its Affiliates), in connection with the transactions contemplated by this Agreement, certain investment monitoring and other rights with respect to the Company Parties.


                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS; ACCOUNTING TERMS.

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

                  "ACQUISITION NOTES" shall mean the Other Acquisition Notes and/or the Subordinated Acquisition Notes, as applicable.

                  "AFFILIATE" shall mean, with respect to any specified Person,
         (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with, or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, or (iii) any Executive Officer, director, joint venturer, partner or member of such specified Person, or anyone in the Immediate Family of such specified Person, or any Person included in the Immediate Family of any of the foregoing. For the purposes of this definition, the term "CONTROL," when used with respect to any specified Person, shall mean the power (x) to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise or (y) to vote ten percent (10.0%) or more of the Voting Stock of such Person; and the terms "CONTROLLING" and "CONTROLLED" have correlative meanings. Notwithstanding anything to the contrary, for the purposes of this Agreement and the other Investment Documents, (A) neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be an Affiliate of any Company Party and (B) no Affiliated Dental Practice shall be deemed to be an Affiliate of any Company

         Party.

                  "AFFILIATE REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of March 11, 1999, among Parent and the Holders (as such term is defined therein).

                  "AMENDED AFFILIATE REGISTRATION RIGHTS AGREEMENT" shall mean the Affiliate Registration Rights Agreement, as amended by the First Amendment to Affiliate Registration Rights Agreement.

                  "AFFILIATED DENTAL PRACTICE" shall mean a dental practice, professional association or professional corporation which has entered into a Management Agreement (and a Shares Acquisition Agreement, if the Management Agreement is in substantially the form of EXHIBIT D-1) and Purchase Agreement with any Company Party or Subsidiary.

                  "AGREEMENT" shall mean this Agreement, together with the Exhibits and the Disclosure Schedules, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "ALTERNATIVE TRANSACTION" shall have the meaning specified in
         SECTION 5.3.

                  "ALTERNATIVE TRANSACTION FEE" shall have the meaning specified in SECTION 13.4.

                  "APPLICABLE LAWS" shall mean all applicable provisions of all
         (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties,
         (ii) Consents of any Governmental Authority and (iii) orders, decisions, rulings, judgments, directives or decrees of any Governmental Authority.

                  "ASSET SALE" shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by Parent or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, of (i) any shares of Capital Stock of any Subsidiary of Parent or (ii) any assets of any Subsidiary of Parent other than inventory in the ordinary course of business.

                  "ASSIGNEE" shall have the meaning specified in SECTION 14.5.

                  "ASSIGNMENT" shall mean an assignment or other transfer of any Note pursuant to the terms of such Note.

                  "BANKRUPTCY LAWS" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 ET seq.), as amended from time to time, and any other federal or state law relating to bankruptcy, insolvency or reorganization or for the relief of debtors.

                  "BENEFIT PLAN" shall have the meaning specified in SECTION
         3.16.

                  "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or in the City of Los Angeles, California, are authorized or required by law to close.

                  "CALIFORNIA DMO" means a DMO that is subject to the Knox-Keene Laws and includes, without limitation, Dedicated Dental and any future subsidiary of any Company Party or Subsidiary that is a DMO that is subject to the Knox-Keene Laws or a regulatory dental care service contractor.

                  "CALIFORNIA DMO REGULATIONS" means any law (statutory or common), treaty, rule or regulation applicable to any California DMO under federal or state law and any regulations, orders or directives promulgated or issued pursuant to the foregoing, including, without limitation, the Knox-Keene Laws which may apply to any Company Party or Subsidiary and any undertakings required by a California DMO Regulator.

                  "CALIFORNIA DMO REGULATOR" means any Governmental Authority charged with the administration, oversight or enforcement of a California DMO Regulation, whether primarily, secondarily, or jointly.

                  "CALIFORNIA PERMIT" shall mean a permit or permits dated June 15, 2000, issued by the California Department of Corporations under
         Section 25113 of the California Corporate Securities Law of 1968, as amended, qualifying without any restrictions or conditions on the issuance and sale by the Issuers and Parent of the Securities and the Warrant Shares, respectively, to the Purchaser pursuant to the terms of this Agreement.

                  "CAPITAL EXPENDITURES" shall have the meaning set forth in the March 2000 Senior Credit Agreement.

                  "CAPITAL LEASE" shall mean any lease or other agreement for (or other arrangement conveying the right to use) property, whether real, personal or mixed, which has been or is required to be classified or accounted for as a capital lease on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" shall mean any and all liabilities or other obligations to pay rent or other amounts under any Capital Lease.

                  "CAPITAL STOCK" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares of capital stock, participations in profits or other equivalents (however designated) or other equity interests of such Person, (ii) if such Person is a limited liability company, any and all membership units or other interests, or
         (iii) if such Person is a partnership or other entity, any and all partnership or entity units or other interests.

                  "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events:

                           (i) any "person" (other than the Purchaser) or
                  "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and 13d-5 of the Exchange Act (PROVIDED that such Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of twenty percent (20.0%) or more of the total voting power of the Voting Stock of Parent; or

                           (ii) (A) the sale, transfer, assignment, lease,
                  conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Parent or any direct or indirect Subsidiary of Parent to any other Person; (B) Parent shall cease to own one hundred percent (100.0%) of the Capital Stock and Equity Rights of each of GDSC and DCA; (C) GDSC shall cease to own one hundred percent (100.0%) of the Capital Stock and Equity Rights of each of its Subsidiaries (other than Celebration Dental Services, L.C.), whether existing on the date hereof or acquired thereafter; or (D) DCA shall cease to own one hundred percent (100.0%) of the Capital Stock and Equity Rights of each of its Subsidiaries, whether existing on the date hereof or acquired thereafter; or

                           (iii) Parent or any of its Subsidiaries is acquired
                  by, or merges, consolidates or amalgamates with or into, any other Person and, in any such event, any Person who is not an Affiliate of Parent as of the date hereof acquires control of Parent or any such Subsidiary (for purposes of this clause
                  (iii) only, the term "control" means the power (A) to direct or cause the direction of the management or policies of Parent or any such Subsidiary, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (B) to vote twenty percent (20.0%) or more of the Voting Stock of Parent or any such Subsidiary); or

                           (iv) Michael T. Fiore shall cease to be the
                  Co-Chairman and Chief Executive Officer of Parent with significant daily senior management responsibilities, PROVIDED that Mr. Fiore is not replaced on an interim basis by the Board of Directors of Parent within ninety (90) days after his effective date of resignation, termination, removal or death and such Board of Directors does not thereafter use its best efforts to retain a permanent replacement; or

                           (v) Steven R. Matzkin, D.D.S. shall cease to be the
                  Co-Chairman, President and Chief Dental Officer of Parent with significant daily senior management responsibilities, PROVIDED that Mr. Matzkin is not replaced on an interim basis by the Board of Directors of Parent within ninety (90) days after his effective date of resignation, termination, removal or death and such Board of Directors does not thereafter use its best efforts to retain a permanent replacement; or

                           (vi) Norman R. Huffaker (or the then current Chief
                  Financial Officer) shall cease to be the Chief Financial Officer of Parent with significant daily senior financial reporting responsibilities, PROVIDED that Mr. Huffaker (or the then current Chief Financial Officer) is not replaced on an interim basis by the Board of Directors of Parent within sixty
                  (60) days after his effective date of resignation, termination, removal or death and such Board of Directors does not thereafter use its best efforts to retain a permanent replacement; or

                           (vii) the Board of Directors or the shareholders of
                  Parent, any Issuer or any Subsidiary shall have approved any plan of liquidation, dissolution or bankruptcy.

                  "CLOSING" shall have the meaning specified in SECTION 2.3.

                  "CLOSING DATE" shall have the meaning specified in SECTION
         2.3.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                  "COLLATERAL" shall have the meaning set forth in SECTION 11.2.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.

                  "COMPANY PARTY" and "COMPANY PARTIES" shall have the meaning specified in the preamble.

                  "COMPANY PARTY INTELLECTUAL PROPERTY" shall have the meaning specified in SECTION 3.26.

                  "COMPANY SEC DOCUMENTS" shall mean all registration statements, prospectuses, reports, schedules, forms, proxy or other statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which were filed or required to be filed by GDSC, DCA or Parent, as the case may be, prior to the date hereof, and which are required to be filed by Parent on or after the date hereof, with the Commission under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all filings, reports and other documents which were filed or required to be filed by GDSC, DCA or Parent, as the case may be, or are required to be filed by Parent, with the Nasdaq or any securities exchange on which its securities were or are listed.

                  "COMPLIANCE CERTIFICATE" shall have the meaning specified in
         SECTION 9.3.

                  "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, or any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Governmental Authority.

                  "CONSOLIDATED" shall mean, with respect to any Person and as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP for such Person and all of its subsidiaries.

                  "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation, or arrangement, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation ("PRIMARY OBLIGATIONS") of another Person, including, without limitation, any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Primary Obligation or any property constituting direct or indirect security therefor, or to provide funds for the payment or discharge of any such Primary Obligation (whether in the form of loans, advances, or purchases of property, securities or services, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to indemnify or hold harmless the holders of Primary Obligations of another Person against loss in respect thereof or (iv) in connection with any synthetic lease or other off-balance sheet lease transaction. The amount of any Contingent Obligation under clauses (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

                  "CONVERTIBLE SECURITIES" shall mean, with respect to any Person, any securities or other obligations issued or issuable by such Person or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of such Person, including, without limitation, with respect to GDSC, the Convertible Subordinated Notes.

                  "CONVERTIBLE SUBORDINATED NOTE DOCUMENTS" shall mean the Securities Purchase Agreement dated as of May 12, 1998, between GDSC and "purchasers" named therein, as amended by an Acknowledgment, Amendment and Affirmation of Subordination dated on or about March 31, 2000, as further amended by the Acknowledgment, Amendment and Affirmation of Subordination referenced in SECTION 6.9(b), and the Convertible Subordinated Notes, subject to SECTION 10.11.

                  "CONVERTIBLE SUBORDINATED NOTES" shall mean the 7% Convertible Subordinated Notes due May 15, 2006, in the original aggregate amount of $30.0 million, issued by GDSC under or pursuant to the Convertible Subordinated Note Documents, including all Additional Notes (as such term is defined in such 7% Convertible Subordinated Notes) issued from time to time thereunder.

                  "CUSTOMARY PERMITTED LIENS" shall mean:

                           (i) judgment and attachment Liens in connection with
         (a) judgments that do not constitute an Event of Default so long as the judgment creditor has not succeeded in the foreclosure thereof and reserves have been established to the extent required by GAAP and (b) litigation and legal proceedings that are being contested in good faith by appropriate proceedings so long as (i) reserves have been established to the extent required by GAAP and (ii) such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against any Company Party or Subsidiary) in excess of $50,000;

                           (ii) Liens for Taxes, assessments or other governmental charges or levies on property of the Company Parties or Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings;

                           (iii) pledges or deposits by the Company Parties or Subsidiaries under worker's compensation laws, unemployment insurance laws or similar legislation;

                           (iv) Liens on the property of any Company Party or Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or indemnity bonds or other obligations of like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                           (v) Liens imposed by operation of law, such as carriers', warehousemen's and mechanics' Liens, on property of any of the Company Parties or Subsidiaries arising in the ordinary course of business and securing payment of obligations which are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings and, if required by GAAP, are appropriately reserved on the books of the Company Parties or Subsidiaries; and

                           (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

         PROVIDED, HOWEVER, that each of the Liens described in the foregoing clauses (i) through (vi) inclusive shall only constitute a Customary Permitted Lien so long as such Liens do not materially interfere with the conduct of the Company Parties' business, individually or taken as a whole, or create a Material Adverse Change.

                  "DCA" shall have the meaning set forth in the preamble.

                  "DEFAULT" shall mean any Event of Default or any event or condition which, with the giving of notice or the lapse of time or both, becomes an Event of Default.

                  "DENTAL INSURANCE BUSINESS" shall mean (a) the provision, administration or arrangement of (pursuant to state licensor, certification or other authorization, if necessary), (i) dental care services, related ancillary products or both, directly or through a DMO, a provider, a regulated service contractor or any other business which in the ordinary course provides, administers or arranges for such services, products or both, or (ii) dental and related insurance, (b) the provision or management of dental care services (including dental management claims services and management through dental information services), pursuant to state licensor, certification or other authorization, if necessary, and (c) any business activities related and incidental to any of the foregoing.

                  "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

                  "DMO" shall mean any Person that operates as a dental maintenance organization or a similar organization which provides, manages or arranges dental care services, pursuant to state licensure, certification or other authorization, if necessary, in the jurisdictions in which any Company Party or Subsidiary conducts business.

                  "EBITDA" shall have the meaning set forth in the March 2000 Senior Credit Agreement.

                  "ENVIRONMENTAL CONDITIONS" shall mean any Release of any Hazardous Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Environmental Person has or may become liable to any Person or by reason of which the business, condition or operations of such Environmental Person or any of its assets or properties may suffer or be subjected to any Lien or liability.

                  "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term "ENVIRONMENTAL LAWS" shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws may be amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or request or binding determination of, or agreement with, any Governmental Authority relating to or imposing liability or establishing standards of conduct for the protection of human health or safety or the environment.

                  "ENVIRONMENTAL PERSONS" shall mean, collectively, (i) Parent, its Subsidiaries and any of their respective Affiliates, (ii) any other Person in which any of the Persons listed in clause (i) above was at any time, or is, a partner, joint venturer, member or other participant, and (iii) any predecessor or former partnership, joint venture, trust, association, corporation, limited liability company or other Person, whether in existence as of the date hereof or at any time prior to the date hereof, the assets, properties, liabilities or obligations of which have been acquired or assumed by any of the Persons listed in clause (i) above or to which any of the Persons listed in clause (i) above has succeeded.

                  "EQUITY RIGHTS" shall mean, with respect to any Person, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of such Person, or any Convertible Securities of such Person, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.

                  "ERISA AFFILIATE" shall mean, with respect to any Person, any Person that is, or was at any time within the last six (6) years, a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with, such Person (as defined in Sections (b), (c), (m) or (o) of Section 414 of the Code).

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 12.1.

                  "EVENT OF LOSS" shall mean, with respect to an asset of any Person, any of the following: (i) any loss, destruction or damage, of such asset; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such asset or of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

                  "EXECUTIVE OFFICER" shall mean, individually or collectively, Michael T. Fiore, Steven R. Matzkin, D.D.S., Norman R. Huffaker, L. Theodore Van Eerden, Grant M. Sadler and Randy Henry.

                  "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System and any successor thereto.

                  "FINANCIAL STATEMENTS" shall have the meaning specified in
         SECTION 3.10(a).

                  "FIRST AMENDMENT TO AFFILIATE REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in SECTION 6.7(d).

                  "FISCAL QUARTER" shall mean any of the four (4) quarters of a Fiscal Year.

                  "FISCAL YEAR" shall mean the fiscal year of Parent, which shall be the twelve (12) month period ending on December 31, or such other period as Parent may designate in writing and the Purchaser may approve in writing.

                  "FREMONT NOTE" shall mean the Amended and Restated Promissory Note dated May 14, 1999, made by GDMI in favor Joseph M. Checchio, Jr., Alexander J. Gonzales, Frederick L. Johnston and John J. Maguire, each as trustee of the 1997 Dental Groups Trust under the 1997 Dental Groups Trust Agreement, in the original principal amount of $6,229,174. The Fremont Note amends and restates a subordinated promissory note dated as of July 24, 1997, made in favor of Fremont Dental Group in the original principal amount of $6,226,174 (or such lesser amount as may become due and payable under and in accordance with an earn-out agreement of even date therewith).

                  "FULLY DILUTED BASIS" shall mean, with respect to any Person at any time, a basis that includes all shares of Capital Stock of such Person issued and outstanding at such time and all additional shares of Capital Stock of such Person which would be issued upon the conversion or exercise of all Equity Rights of such Person outstanding at such time.

                  "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date hereof, applied on a basis consistent with prior periods.

                  "GDMI" shall have the meaning set forth in the preamble.

                  "GDSC" shall have the meaning set forth in the preamble.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Commission, any California DMO Regulator, the Board of Dental Examiners of California and any similar federal, state or local governing body regulating the practice of dentistry and the United States Environmental Protection Agency ("EPA")), and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "GOVERNMENTAL REPORTS" shall mean any reports issued by any Governmental

         Authority with respect to the compliance or non-compliance of Parent or any of its Subsidiaries with Applicable Laws.

                  "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and shall in any event include the Guaranty and shall include, without limitation, any obligation of such Person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or the purchase of (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the holder of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial requirements of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

                  "GUARANTIED OBLIGATIONS" shall have the meaning specified in the Guaranties.

                  "GUARANTORS" shall mean, collectively, Parent, each Subsidiary of the Issuers existing on the Closing Date (other than the Regulated Subsidiaries) and any direct or indirect Subsidiary of Parent which becomes a guarantor of the Obligations at any time after the date hereof.

                  "GUARANTY" or "GUARANTIES" shall mean the Parent Guaranty and/or the Subsidiary Guaranty, as applicable.

                  "HAZARDOUS MATERIALS" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws (including, without limitation, all Environmental Laws); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic, bio-hazardous or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  "HAZARDOUS MATERIALS CLAIM" shall have the meaning set forth in SECTION 9.14.

                  "HOLDER" shall mean any Person (including, without limitation, the Purchaser) in whose name any Note is registered in the register required to be maintained by the Issuers pursuant to SECTION 10 of the Note.

                  "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children, grandchildren and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship, and, with respect to any officer or director of any Company Party, shall also include any Person who is primarily a personal friend rather than a business associate.

                  "INDEBTEDNESS" shall mean, with respect to any Person and without duplication, (i) any indebtedness, liabilities or other obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase or acquisition price of property or services (other than trade accounts payable arising in the ordinary course of business that are less than sixty (60) days past their due dates or that are being contested in good faith by appropriate proceedings) and any installment payment non-compete agreements; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all Capital Lease Obligations; (vi) all obligations of others secured by a Lien to which any property or assets owned by such Person is subject, whether or not the obligations secured thereby have been assumed by such Person; (vii) all net obligations in respect of Rate Contracts; (viii) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (ix) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (x) all obligations under facilities for the discount or sale of receivables; (xi) the maximum repurchase price of any redeemable Capital Stock of such Person; (xii) all Contingent Obligations; and (xiii) all obligations which are required to be classified as long-term liabilities on the balance sheet of such Person under GAAP as liabilities. The Indebtedness of any Person shall also include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

                  "INDEMNIFIED ENVIRONMENTAL COSTS" shall mean all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and reasonable expenses of counsel) incurred in connection with any

         Hazardous Materials Claim, any investigation of Site conditions or any clean-up, Remedial Work or other remedial, removal or restoration work (whether of any Real Property or any other real property), or any resulting damages, harm or injuries to the Person or property of any third parties or to any natural resources.

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
         SECTION 8.2.

                  "INITIAL FINANCIAL PROJECTIONS" shall have the meaning set forth in SECTION 6.16.

                  "INTANGIBLE ASSETS" shall mean the book value of all intangible assets (as defined under GAAP) shown on the consolidated balance sheet of Parent and its Subsidiaries, including, without limitation, organization costs, securities issuance costs, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of any Company Party or Subsidiary), covenants not to compete, patents, trademarks, copyrights, trade secrets, customer lists, know-how, licenses, contracts, franchises, software costs, research and development costs, investments in and monies from Affiliates and any other intangible assets.

                  "INTELLECTUAL PROPERTY" shall mean all intellectual property, including, without limitation, (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, domain names, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, without limitation, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and other territories of the United States of America, and the trademark offices of other countries or nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, (vi) computer software,
         (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium,
         (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                  "INVESTMENT DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Warrant, the Amended Affiliate Registration Rights Agreement, the Guaranties, the Investor Rights Agreement, the certificates representing the June 2000 LLCP Shares, the Subordination Agreements and all other agreements, instruments, certificates, closing and other letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of Capital Stock, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, gift, advance or capital contribution by such Person to any other Person.

                  "INVESTOR RIGHTS AGREEMENT" shall mean an Investor Rights Agreement, in form and substance satisfactory to the Purchaser, among Parent, the Principal Shareholders and the Purchaser.

                  "ISSUER" and "ISSUERS" have the meaning specified in the preamble.

                  "JUNE 2000 LLCP SHARES" shall have the meaning specified in
         SECTION 2.1.

                  "KNOX-KEENE LAWS" means the Knox-Keene Health Care Service Plan Act of 1975, as amended, under the California Health and Safety Act, including, without limitation, any rules or regulations promulgated thereunder or related thereto.

                  "LLCP PERMITTED ACQUISITION" shall mean any acquisition of and/or affiliation with dental practices, dental practice management companies or persons engaged in the Dental Insurance Business which (i) shall have been approved by the Senior Agents under the Senior Credit Agreements (to the extent that approval by the Senior Agent is required), (ii) after giving effect to the completion of such acquisition or affiliation and any financing therefor, the Pro Forma Interest Leverage Ratio (as such term is defined in the March 2000 Senior Credit Agreement) on a PRO FORMA basis for the Fiscal Quarter ending immediately preceding the Fiscal Quarter in which the effective date of such acquisition or affiliation is proposed to occur shall not be less than 4.75:1.00 and (iii) any promissory note or notes or other evidence of indebtedness issued or to be issued in connection with any such acquisition or affiliation shall be subordinated in right of payment to the prior payment in full in cash of all Indebtedness under the Note.

                  "LIEN" shall mean any lien (statutory or other), pledge, mortgage, deed of trust, assignment, deposit arrangement, priority, security interest, charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of law, or otherwise.

                  "LOSSES" shall have the meaning specified in SECTION 8.2.

                  "MANAGEMENT AGREEMENTS" shall mean the Management Agreements entered into by any Company Party or Subsidiary and a dental practice, professional corporation or professional association, pursuant to which the Company Parties or Subsidiaries provide comprehensive management and administrative services to such dental practice, professional corporation or professional association, and which shall (i) be in substantially the form attached as EXHIBIT D-1, D-2 or D-3, (ii) meet the criteria set forth on SCHEDULE 1.1A or (iii) otherwise be a form approved in writing by the Purchaser. (Notwithstanding the requirements of this definition, the Administrative Services Agreement dated as of January 1, 1998, by and between Serra Park Dental Services, Incorporated, and Douglas Maxson D.D.S., Dental Corporation, shall be deemed to be a Management Agreement.)

                  "MARCH 2000 SENIOR CREDIT AGREEMENT" shall have the meaning specified in the definition of Senior Credit Agreements.

                  "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Federal Reserve Board, as amended from time to time.

                  "MARGIN STOCK" shall mean "margin stock" as defined in the Margin Regulations.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean any event, matter, condition or circumstance which (i) has or could have a material adverse effect on or material adverse change in, as the case may be, the business, assets, condition (financial or otherwise), properties (whether real, personal or otherwise), operations, profitability or prospects of Parent and each Issuer, individually, or Parent and the Subsidiaries taken as a whole, (ii) would materially impair the ability of any Company Party to perform or observe its obligations under this Agreement, the Note, any other Investment Document to which it is a party or any Senior Credit Document to which it is a party or (iii) affects the legality, binding affect, validity or enforceability of this Agreement or any other Investment Document.

                  "MATERIAL CONTRACTS" shall have the meaning specified in
         SECTION 3.13.

                  "MONTHLY REPORTING PACKAGE" shall have the meaning specified in SECTION 9.3.

                  "MULTIEMPLOYER PLAN" shall have the meaning specified in
         SECTION 3.16.

                  "NASDAQ" shall mean The Nasdaq National Market.

                  "NET AVAILABLE CASH" from any Asset Sale shall mean the sum of: (i) net cash payments received therefrom (including any cash payments received by way of deferred payment of principal but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property that is the subject of such Asset Sale or received in any other non-cash form); and (ii) net cash payments received upon the sale, conversion, collection or other liquidation of any non-cash proceeds therefrom (including notes, debt securities, other rights to payment, Capital Stock or other consideration received from any Asset Sale). For purposes of this definition, the term "NET" means net of (a) the principal amount of any Indebtedness secured by any Customary Permitted Lien on the assets subject to and required to be prepaid, and actually prepaid, upon such Asset Sale, (b) all legal, title, transfer and recording Taxes payable as a result of such Asset Sale, and any reasonable professional fees and expenses, reasonable broker's commissions, reasonable fees to investment bankers, severance costs and other reasonable out-of-pocket expenses of sale paid to any Person (other than a Company Party or any Affiliate of a Company Party) attributable to such Asset Sale, and (c) any income Taxes reasonably estimated by the Company Parties to be payable in respect of such Asset Sale.

                  "NOTE" shall have the meaning set forth in SECTION 2.1, and shall also include, where applicable, any additional note or notes issued by the Issuers in connection with any Assignments.

                  "OBLIGATIONS" shall mean any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties, or of any other Person for or on behalf of the Company Parties, owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party, of whatever nature, character or description, arising under or in connection with this Agreement, the Note, the PIK Notes (as such term is defined in the Note), the Warrant, the Amended Affiliate Registration Rights Agreement, the Guaranties, the Investor Rights Agreement, any other Investment Document or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, replaced, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

                  "OBLIGOR" shall have the meaning set forth in the Guaranties.

                  "OPERATING LICENSES" shall mean, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary or advisable to the conduct of the businesses of the Company Parties and Subsidiaries.

                  "OTHER ACQUISITION NOTES" shall mean, collectively, any promissory notes or similar evidences of indebtedness issued prior to, on or after the date hereof by any Company Party or Subsidiary, as payor, in connection with any acquisition of and/or affiliation with dental practices, dental practice management companies or persons engaged in the Dental Insurance Business, the terms of which promissory notes or similar evidences of indebtedness do not subordinate payments thereunder to payments due by the payor to "banks and other financial institutions," including, without limitation, the promissory notes listed on SCHEDULE 1.1B.

                  "OTHER DEBT DOCUMENT" shall mean any agreement, instrument or other document evidencing or governing any Indebtedness of the Company Parties and Subsidiaries other than the Note and any other Investment Document, but including, without limitation, the Senior Credit Documents and the Convertible Subordinated Note Documents.

                  "PARENT" shall have the meaning specified in the preamble.

                  "PARENT COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of Parent.

                  "PARENT GUARANTY" shall mean a General and Continuing Guaranty of Parent in favor of the Purchaser, in form and substance satisfactory to the Purchaser.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA.

                  "PERMITTED INVESTMENTS" shall have the meaning specified in
         SECTION 10.3.

                  "PERMITTED LIENS" shall mean the Liens permitted under SECTION 10.2.

                  "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership and other entity or any Governmental Authority.

                  "PRINCIPAL SHAREHOLDERS" shall mean, collectively, (i) Sprout Capital VII, L.P., Sprout Growth II, L.P., The Sprout CEO Fund, L.P., DLJ Capital Corporation and DLJ First ESC L.L.C. (collectively, the "SPROUT GROUP"); (ii) SRM 1993 Children's Trust; (iii) CB Capital Investors, L.P.; (iv) Michael T. Fiore; (v) Steven R. Matzkin, D.D.S. and (vi) Curtis Lee Smith, Jr.

                  "PRO FORMA CLOSING BALANCE SHEET" shall have the meaning specified in SECTION 3.10(c).

                  "PURCHASE AGREEMENT" shall mean an agreement between any Company Party or Subsidiary and a dental practice or a manager of dental practices whereby such Company Party or Subsidiary acquired or will acquire all or substantially all of the assets or stock of such dental practice or such manager of dental practices.

                  "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

                  "PURCHASER" shall have the meaning set forth in the preamble.

                  "RATE CONTRACTS" shall mean rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

                  "REAL PROPERTY" shall mean any and all real property now or hereafter owned, leased or operated by any Company Party or Subsidiary.

                  "REGULATED SUBSIDIARIES" shall mean Dedicated Dental Systems, Inc., a California corporation ("DEDICATED DENTAL"), Capitol Dental Care, Inc., an Oregon corporation ("CAPITOL DENTAL"), and Managed Dental Care of Oregon, Inc., an Oregon corporation ("MANAGED DENTAL OF OREGON").

                  "REGULATED TANGIBLE NET EQUITY" means, for any California DMO, "tangible net equity," "net worth" or such similar financial concept as defined by any California DMO Regulation promulgated by any California DMO Regulator as shall be applicable to California DMOs.

                  "REGULATED TANGIBLE NET EQUITY REQUIREMENT" means, as to any California DMO, the minimum level at which a California DMO is required by any applicable California DMO Regulation or California DMO Regulator to maintain its Regulated Tangible Net Equity.

                  "RELEASE" shall mean any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

                  "SECURITIES" shall have the meaning specified in SECTION 2.1.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "SENIOR ADMINISTRATIVE AGENT" shall mean Union Bank of California, N.A., as administrative agent for the Senior Lenders, including its successors and assigns.

                  "SENIOR AGENT/LLCP SUBORDINATION AGREEMENT" shall mean a Subordination Agreement, in form and substance satisfactory to the Purchaser, among the Senior Administrative Agent, the Purchaser, Parent and the Issuers.

                  "SENIOR AGENTS" shall mean the Senior Administrative Agent and The Chase Manhattan Bank, as syndication agent for the Senior Lenders, including their successors and assigns.

                  "SENIOR CREDIT AGREEMENTS" shall mean (i) the Amended and Restated Credit Agreement dated as of June 15, 1999, among the Issuers, as borrowers, the guarantors named therein, the Senior Lenders and the Senior Agents, as amended by Amendment Agreement No. 1 dated July 30, 1999, Amendment Agreement No. 2 dated August 9, 1999, Amendment Agreement No. 3 dated as of March 31, 2000, and an Amendment, Acknowledgment, Waiver and Consent (June 15, 1999 Agreement) dated as of June 14,

         2000, and (ii) the Credit Agreement dated as of March 31, 2000 (the "MARCH 2000 SENIOR CREDIT AGREEMENT"), among the Issuers, as borrowers, the guarantors named therein, the Senior Lenders and the Senior Agents, as amended by an Amendment, Acknowledgment, Waiver and Consent (March 31, 2000 Agreement) dated as of June 14, 2000, in each of clauses (i) and (ii) above as amended from time to time after the date hereof subject to SECTION 10.11 and the Senior Agent/LLCP Subordination Agreement.

                  "SENIOR CREDIT DOCUMENTS" shall mean the Senior Credit Agreements and all notes, guaranties, security agreements, pledge agreements and other documents contemplated by the Senior Credit Agreements and executed and delivered in connection therewith, as amended from time to time after the date hereof subject to SECTION
         10.11 and the Senior Agent/LLCP Subordination Agreement.

                  "SENIOR FINANCIAL COVENANTS" shall mean, individually or collectively, the financial covenants set forth in Sections 7.08 (Net Worth), 7.09 (Interest Leverage Ratio; Leverage Ratio), 7.10 (Interest Coverage Ratios) and 7.11 (Fixed Charge Ratio) of the Senior Credit Agreements, as such financial covenants may be modified from time to time, together with any new financial covenants included in the Senior Credit Documents on or after the date hereof.

                  "SENIOR INDEBTEDNESS" shall mean, with respect to any Person, the principal of, premium, if any, interest on any Indebtedness of such Person, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless such Indebtedness is contractually subordinate or junior in right of payment and rights upon liquidation to the Indebtedness evidenced by the Note. The term "SENIOR INDEBTEDNESS" of the Issuers shall include, without limitation, Indebtedness existing under the Senior Credit Agreements.

                  "SENIOR LENDERS" shall mean the "Lenders" as such term is defined under the Senior Credit Agreements.

                  "SHARES ACQUISITION AGREEMENT" shall mean a Shares Acquisition Agreement entered into by any Company Party (or Parties) and the owner(s) of any dental practice, and, in the case of a Shares Acquisition Agreement entered into after September 30, 1998, each of which shall (i) contain a provision substantially similar to Section 3 of the form of Shares Acquisition Agreement attached as EXHIBIT E and
         (ii) permit the assignment to the Purchaser of all rights granted to such Company Party (or Parties) pursuant to the provision described in clause (i) above.

                  "SITE" shall mean any real property previously, currently or hereafter owned, leased or operated by any Environmental Person.

                  "SOLVENT" shall mean, with respect to any Person on the date of determination, that: (i) the present fair saleable value of the assets (I.E., the price a buyer is willing to pay for such assets in an arm's-length transaction) of such Person will exceed the amount that will be required to be paid on or with respect to the probable liability on the existing debts and other liabilities (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the property of such Person at a fair valuation (including, without limitation, the value of all intangible property); (iii) the assets of such Person do not constitute unreasonably small capital for such Person to carry on its business as now conducted and as proposed to be conducted; and (iv) such Person does not intend to, and does not believe it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Person and of amounts to be payable on or with respect to debt of such Person). For purposes of this definition, the amount of Contingent Obligations outstanding at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is reasonably expected to become an actual or matured liability.

                  "SUBORDINATED ACQUISITION NOTES" shall mean, collectively, any promissory notes and similar evidences of indebtedness issued prior to, on or after the date hereof by any Company Party or Subsidiary, as payor, in connection with any acquisition of and/or affiliation with dental practices, dental practice management companies or persons engaged in the Dental Insurance Business, the terms of which promissory notes or similar evidences of indebtedness subordinate payment thereunder to payments due by the payor to "banks and other financial institutions," including, without limitation, the promissory notes listed on SCHEDULE 1.1C.

                  "SUBORDINATED INDEBTEDNESS" shall mean any and all Indebtedness of the Company Parties, whether now outstanding or hereafter created, incurred, assumed or guaranteed, that is subordinate or junior in right of payment to the Indebtedness evidenced by the Note pursuant to a written agreement to that effect or otherwise, including, without limitation, the Convertible Subordinated Notes, subject to
         SECTION 10.11.

                  "SUBORDINATION AGREEMENTS" shall have the meaning set forth in
         SECTION 6.9.

                  "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any specified Person, any other Person of which more than ten percent (10.0%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such specified Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to any subsidiary of Parent or any other Company Party, as applicable, whether directly or indirectly owned, including, without limitation, any Regulated Subsidiary, but specifically excludes Dental XChange, Inc. and any Affiliated Dental Practice.

                  "SUBSIDIARY GUARANTY" shall mean the guaranty by the Subsidiary Guarantors of the Guaranteed Obligations pursuant to SECTION 11.

                  "SYSTEMS" shall have the meaning specified in SECTION 3.39.

                  "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

                  "TERMINATION EVENT" shall mean (i) any Company Party, any Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA) of a Benefit Plan being named as a defendant in a lawsuit filed under ERISA; (ii) the Internal Revenue Service giving notice that it intends to revoke the tax-qualified status of any Benefit Plan; (iii) the occurrence of a "Reportable Event" described in Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition of liability (whether absolute or contingent) as a result of a complete or partial withdrawal from a multiemployer plan; (v) the filing of a notice to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA; (vi) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a plan by the PBGC pursuant to Section 4047 of ERISA; or (viii) any Company Party's withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA.

                  "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in SECTION 3.26.

                  "UCC" shall mean the Uniform Commercial Code, as adopted and in force in the State of California as from time to time in effect, and the Uniform Commercial Code of any other jurisdiction as required under Division 9103 of the California Commercial Code.

                  "VOTING STOCK" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WARRANT" shall have the meaning specified in SECTION 2.1.

                  "WARRANT SHARES" shall have the meaning specified in the Warrant.

                  "YEAR 2000 COMPLIANT" shall have the meaning specified in
         SECTION 3.39.

         1.2 ACCOUNTING TERMS AND COMPUTATIONS. For purposes of this Agreement,
(a) all accounting terms used in this Agreement that are not expressly defined herein have the meanings given to them under GAAP, (b) all computations made pursuant to this Agreement or any other Investment Document shall be made in accordance with GAAP, (c) all financial statements and other financial information to be delivered by any Company Party hereunder or under any other Investment Document shall be prepared in accordance with GAAP, except that any interim financial statements or other financial information which are unaudited may be subject to year-end audit adjustments and may omit footnotes and (d) all computations, financial statements and other financial information of the Company Parties hereunder shall be determined on a consolidated basis in accordance with GAAP (except as otherwise permitted under clause (c) above).

         1.3 HEADINGS; CONSTRUCTION AND INTERPRETATION. The headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         1.4 DETERMINATIONS. Any determination or calculation permitted or required to be made by the Purchaser under this Agreement or any other Investment Document that is made by the Purchaser shall be final and conclusive and binding upon the Company Parties in the absence of manifest error.

         1.5 KNOWLEDGE OF THE COMPANY PARTIES. Whenever the term "knowledge," "knowledge of the Company Parties," "aware" or words of similar import are used in this Agreement or any other Investment Document with respect to the existence or absence of any fact, it shall mean that Michael T. Fiore, Steven R. Matzkin, D.D.S., Norman R. Huffaker and each other Executive Officer or director of the Company Parties and Subsidiaries knows or should have known, based upon reasonable inquiry, of the existence or absence of such fact.

2.       PURCHASE AND SALE OF THE SECURITIES.

         2.1 AUTHORIZATION. The Issuers have authorized the issuance and sale, jointly and severally, to the Purchaser of a Senior Subordinated Note due 2005 in the principal amount of

$25,500,000, in substantially the form of EXHIBIT A (as the same may be amended, restated, supplemented, modified, renewed, restated, replaced, refinanced or restructured from time to time, the "NOTE"). In addition, Parent has authorized the issuance and sale to the Purchaser of (a) a Warrant to Purchase 2,125,000 shares of Parent Common Stock, in substantially the form of EXHIBIT B (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "WARRANT"), and (b) 2,750,000 shares of Parent Common Stock (the "JUNE 2000 LLCP SHARES"). The Note, the Warrant and the June 2000 LLCP Shares are collectively referred to herein as the "SECURITIES." The repayment of the Indebtedness evidenced by the Note and all other Obligations shall be guarantied by Parent and the Subsidiary Guarantors under the Guaranties.

         2.2 PURCHASE OF THE SECURITIES; ISSUE PRICE. Subject to the terms and conditions contained herein and in the other Investment Documents, and in reliance upon the representations, warranties, covenants and agreements of the Company Parties contained herein and therein, at the Closing, the Issuers shall jointly and severally issue and sell to the Purchaser the Note, Parent shall issue and sell to the Purchaser the Warrant and the June 2000 LLCP Shares, and the Purchaser shall purchase the Securities from the Issuers and Parent, respectively. The aggregate purchase price to be paid by the Purchaser for the Securities (the "PURCHASE PRICE") shall be $36,500,000, payable as provided in
SECTION 2.3. The Issuers and Parent, on the one hand, and the Purchaser, on the other hand, agree that, for purposes of Section 1271 ET SEQ. of the Code, the original issue price of the Note will be 89.258% of its principal amount, the purchase price of the Warrant will be $2,739,125 and the aggregate purchase price of the June 2000 LLCP Shares will be $11,000,000, and that this agreement is intended to constitute an agreement as to the issue prices of the Securities for all federal, state and local income tax purposes.

         2.3 CLOSING. The closing of the issuance and sale of the Securities under this Agreement (the "CLOSING") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, Suite 2900, Los Angeles, California 90071, on the date hereof or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 6 and SECTION 7 (such date being referred to as the "CLOSING DATE"), subject to
SECTION 13.1. At the Closing, the Issuers and Parent shall deliver to the Purchaser, among other things, the Securities, duly executed by the Issuers and Parent, respectively, against delivery by the Purchaser of the Purchase Price (net of amounts permitted to be withheld pursuant to SECTIONS 6.3 and 8.5) by wire transfer in immediately available funds to such bank as the Issuers may request in writing for credit to an account designated by the Issuers in such request.

         2.4 USE OF PROCEEDS. The Issuers shall use the proceeds from the issuance and sale of the Securities as contemplated hereunder solely for the purposes set forth in SCHEDULE 3.37.

3. REPRESENTATIONS AND WARRANTIES. In connection with the following representations and warranties, the Company Parties have delivered to the Purchaser disclosure schedules (the "DISCLOSURE SCHEDULES") arranged in numbered parts corresponding to the Section numbering of the following representations and warranties. The information disclosed in any numbered part shall, should the existence of the information be responsive to any other Section of the Disclosure Schedules, be deemed to relate to and to qualify the other representations or warranties set forth in this Agreement, but only to the extent that the responsiveness of such information is reasonably apparent. To induce the Purchaser to purchase the Securities under this Agreement, the Company Parties hereby jointly and severally represent and warrant to the Purchaser that, except as expressly set forth in the Disclosure Schedules:

         3.1 ORGANIZATION AND QUALIFICATION. Each Company Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result in a Material Adverse Effect.

         3.2 CORPORATE OR OTHER POWER. Each Company Party has the requisite power and authority to execute, deliver, carry out and perform its obligations under this Agreement and all other Investment Documents to which it is a party, including, without limitation, with respect to the Issuers and Parent, the power and authority to issue, sell and deliver the Securities to be issued and sold by it or them to the Purchaser hereunder.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and each of the other Investment Documents to which any Company Party is a party, the issuance, sale and delivery by the Issuers and Parent of the Securities as contemplated hereunder and the consummation by the Company Parties of the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company Parties, as applicable. This Agreement has been duly executed and delivered by the Company Parties and, at the Closing, each of the other Investment Documents will be duly executed and delivered by each Company Party that is a party thereto. This Agreement is, and each other Investment Document will at the Closing be, a legal, valid and binding obligation of each Company Party that is a party thereto, enforceable against such Company Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         3.4      SUBSIDIARIES.

                  (a) SCHEDULE 3.4 sets forth a true, complete and correct list of all direct and indirect Subsidiaries of Parent, setting forth, as to each such Subsidiary, its full name, the address of its principal executive offices, its jurisdiction of incorporation, its federal and state Tax identification numbers and each state and other jurisdiction in which it is qualified to do business. Parent owns directly one hundred percent (100.0%) of the outstanding Capital Stock of GDSC and DCA. Except as set forth on SCHEDULE 3.4, no Subsidiary of any Issuer owns or holds any Capital Stock of any other Person.

                  (b) Each Subsidiary of Parent (other than a Company Party) (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization, (ii) has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted and (iii) is duly qualified or licensed to do business in good standing in each jurisdiction in which the character of the properties or assets owned, leased or operated by such Subsidiary or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

                  (c) No Regulated Subsidiary is permitted under Applicable Laws to issue or be liable for any guarantee of the Indebtedness evidenced by the Note or any other Obligations of the Company Parties hereunder or under any other Investment Document without obtaining prior Governmental Approval in the form of a "material modification" or similar approval from the Governmental Authority that licenses or otherwise regulates such entity.

         3.5      CONFLICT WITH OTHER INSTRUMENTS; EXISTING DEFAULTS; RANKING.

                  (a) Except as set forth in SCHEDULE 3.5(a), the execution, delivery and performance of this Agreement by the Company Parties and each other Investment Document to which any Company Party is a party, the issuance, sale and delivery by the Issuers and Parent of the Securities and the consummation of the other transactions contemplated hereby and thereby do not and will not violate, or cause a default under, or give rise to a right of termination under,
(i) the charter or bylaws of any Company Party or Subsidiary, in each case as in effect on the date hereof, (ii) any term of any material lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which any Company Party or Subsidiary is a party or by which any of its or their properties or assets are bound (including, without limitation, any Material Contract or Other Debt Document) or (iii) any Applicable Laws.

                  (b) Except as set forth in SCHEDULE 3.5(b), no Company Party or Subsidiary is in default, breach or violation of (i) its charter or bylaws, as in effect as of the date hereof, (ii) any material lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which it is a party or by which any of its properties or assets are bound (including, without limitation, any Material Contract or Other Debt Document) or (iii) any Applicable Laws, except where such default, breach or violation could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, there does not exist any "default" or "event of default" (in each case as defined in any Other Debt Document) or any default under any other credit or financing agreement to which any Company Party is a party or by which any of its properties or assets are bound.

                  (c) Except as set forth in SCHEDULE 3.5(c), there are no contractual or other restrictions or limitations which prohibit or restrict (i) any merger, sale of assets or other event which could cause a Change in Control or (ii) any other financings by any Company Party or Subsidiary, including, without limitation, any public or private debt or equity financings.

                  (d) SCHEDULE 3.5(d) sets forth a true, correct and complete list of all Senior Indebtedness of each Company Party and Subsidiary. Payment of principal of, premium, if any, and interest on the Note and of all other Obligations is subordinate only to the Senior Indebtedness of the Company Parties and Subsidiaries. Except as set forth on SCHEDULE 3.5(d), no Indebtedness of Parent, any other Company Party or any Subsidiary ranks senior to or PARI PASSU with any Indebtedness evidenced by the Note.

                  (e) The Purchaser is and will be deemed by the Company Parties to be a "financial institution" for purposes of interpreting and enforcing the subordination provisions of the Subordinated Acquisition Notes.

                  (f) The First Amendment to Affiliate Registration Rights Agreement has been, or will be at the Closing, duly executed and delivered by the Requisite Holders (as such term is defined therein), and the Acknowledgment, Amendment and Affirmation of Subordination described in SECTION 6.9(b) has been, or will be at the Closing, duly executed and delivered by the Requisite Holders and the Requisite Purchasers (as such terms are defined in the Convertible Subordinated Note Documents).

         3.6 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Except for the Consents listed in SCHEDULE 3.6 and those that have already been obtained or made (including, without limitation, the California Permit), no Company Party or Subsidiary is required to obtain any Consent from, or is required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or any other Investment Document, including, without limitation, the issuance, sale and delivery of the Securities as contemplated hereunder, or for the purpose of maintaining in full force and effect any Operating Licenses. Each of the Consents which have been obtained or made in connection with the execution, delivery and performance of this Agreement or any other Investment

Document is in full force and effect. The California Permit has been duly and validly issued, without any qualification or other condition, and is in full force and effect, and no stop order or similar order has been issued which postpones, suspends or revokes its effectiveness or otherwise changes any of the original terms thereof. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

         3.7      CAPITALIZATION.

                  (a) SCHEDULE 3.7(a) sets forth a true, correct and complete description of the authorized capital stock of each Issuer and the number of shares of each class of Capital Stock that is issued and outstanding as of the date hereof. All of the issued and outstanding shares of Capital Stock of each Issuer have been duly authorized and are validly issued, fully paid and non-assessable and, except as set forth on SCHEDULE 3.7(a), are free and clear of any Liens (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. As of the date hereof, there are: (i) no outstanding Equity Rights of any Issuer; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of any Issuer; (iii) no obligations or rights (whether fixed or contingent) on the part of any Issuer, any of its directors or officers, or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of any Issuer or Equity Rights of any Issuer; and (iv) no agreements to which any Issuer, any of their directors or officers, or any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of the Issuers. All shares of Capital Stock and Equity Rights of the Issuers have been issued and offered in compliance with all applicable federal and state securities laws. No shares of Capital Stock of any Issuer will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of the Issuer on account of the issuance of the Securities, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant.

                  (b) SCHEDULE 3.7(b) sets forth a true, correct and complete description of the authorized capital stock of Parent and the number of shares of each class of Capital Stock that is issued and outstanding as of the date hereof. All of the issued and outstanding shares of Capital Stock of Parent have been duly authorized and are validly issued, fully paid and non-assessable and, except as set forth on SCHEDULE 3.7(b), are free and clear of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. Except as set forth on SCHEDULE 3.7(b), as of the date hereof, there are: (i) no outstanding Equity Rights of Parent; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of Parent; (iii) no obligations or rights (whether fixed or contingent) on the part of Parent, any of its directors or officers, or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of Parent or Equity Rights of Parent; and (iv) no agreements to which Parent, any of its directors or officers, or any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of Parent. All shares of Capital Stock and Equity Rights of Parent have been issued and offered in compliance with all applicable federal and state securities laws. Except as set forth on SCHEDULE 3.7(b), no additional shares of Capital Stock of Parent will become issuable to any Person pursuant to any "anti-dilution" provisions on account of the issuance of the Securities, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant. The shares of Parent Common Stock issuable upon exercise of the Warrant and the June 2000 LLCP Shares shall constitute in the aggregate, immediately following the Closing, approximately 12.877% of the shares of Parent Common Stock on a Fully Diluted Basis. Immediately following the Closing, the June 2000 LLCP Shares shall constitute approximately 11.498% of the total number of issued and outstanding shares of Parent Common Stock. Assuming the exercise of the Warrant immediately following the Closing, the June 2000 LLCP Shares, together with the shares of Common Stock issued upon exercise of the Warrant, would constitute approximately 18.719% of the total number of shares of Parent Common Stock issued and outstanding immediately following the Closing.

                  (c) SCHEDULE 3.7(c) sets forth a true, correct and complete description of the authorized capital stock of each Subsidiary, the number of shares of each class of Capital Stock of such Subsidiary that is issued and outstanding as of the date hereof and the name of the owner of record of such issued and outstanding shares. All of the issued and outstanding shares of Capital Stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and, except as set forth on SCHEDULE 3.7(c), are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of any such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. As of the date hereof, there are: (i) no outstanding Equity Rights of any Subsidiary; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of any Subsidiary; (iii) no obligations or rights (whether fixed or contingent) on the part of any Subsidiary or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock or Equity Rights of any Subsidiary; and (iv) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of any Subsidiary. All shares of Capital Stock and Equity Rights of any Subsidiary that have been issued by such Subsidiary have been issued and offered in compliance with all applicable federal and state securities laws. No additional shares of Capital Stock of any Subsidiary will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of any Subsidiary on account of the issuance of the Securities, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant.

         3.8 VALIDITY AND ISSUANCE OF WARRANT SHARES. The Warrant Shares have been duly authorized and reserved and, when issued, delivered and paid for pursuant to the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable.

         3.9      COMPANY SEC DOCUMENTS.

                  (a) Each of GDSC and DCA timely filed with the Commission all Company SEC Documents which were required to be filed by it from December 31, 1997, through and including March 12, 1999, the date upon which GDSC and DCA terminated their listings with the Nasdaq. Parent has timely filed with the Commission all Company SEC Documents which were required to be filed by it with the Commission since March 12, 1999. SCHEDULE 3.9 sets forth a true, complete and correct list of all Company SEC Documents filed with the Commission by GDSC, DCA and Parent, respectively, since December 31, 1998, and the respective dates on which they were filed.

                  (b) Each Company SEC Document previously filed by GDSC, DCA or Parent, as the case may be, complies with all applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in each Company SEC Document filed by GDSC, DCA or Parent, as the case may be, complied as to form with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and fairly present the consolidated financial position of GDSC, DCA and Parent, respectively, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

                  (c) All information regarding the "Y2K" issue is fully and adequately disclosed in the Company SEC Documents with respect to the Company Parties.

         3.10     FINANCIAL STATEMENTS.

                  (a) The Issuers have delivered to the Purchaser copies of:

                           (i) audited consolidated balance sheets of GDSC and
                  its Subsidiaries as of December 31, 1998 and 1997, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the two (2) years then ended, together with a report and an unqualified opinion of KPMG Peat Marwick, the independent public accountants of GDSC;

                           (ii) audited consolidated balance sheets of DCA and
                  its Subsidiaries as of December 31, 1998 and 1997, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the two (2) years then ended, together with a report and an unqualified opinion of PricewaterhouseCoopers LLP, the independent public accountants of DCA;

                           (iii) an audited consolidated balance sheet of Parent
                  and its Subsidiaries as of December 31, 1999, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for twelve
                  (12)-months then ended, together with a report and an unqualified opinion of KPMG LLP, the independent public accountants of Parent; and

                           (iv) unaudited financial statements of Parent and its
                  Subsidiaries consisting of a consolidated balance sheet as of April 30, 2000, and a statement of operations and cash flows for the four (4) months ended April 30, 2000 (the financial statements referred to in clauses (i), (ii), (iii) and (iv) being collectively referred to as the "FINANCIAL STATEMENTS").

                  The Financial Statements (including, in each case, the related schedules and notes) fairly present the consolidated financial position of GDSC and its Subsidiaries, DCA and its Subsidiaries or Parent and its Subsidiaries, as the case may be, as of the respective dates of such balance sheets and the consolidated results of operations of GDSC and its Subsidiaries, DCA and its Subsidiaries or Parent and its Subsidiaries, as the case may be, for the respective periods covered by such statements of operations, shareholders' equity and changes in financial position or cash flows, as the case may be, and have been prepared in accordance with GAAP. Since December 31, 1999, there has not been any Material Adverse Change.

                  (b) No Company Party or Subsidiary, officer, director or other Affiliate thereof (i) is contemplating the filing of a petition under the Bankruptcy Laws with respect to any Company Party or Subsidiary, or the liquidation of all or any major portion of its or their assets or properties, or
(ii) is aware of any Person contemplating the filing of any petition against any Company Party or Subsidiary under the Bankruptcy Laws. No Company Party or Subsidiary is contemplating changing its business, as such business is being conducted on the date hereof.

                  (c) The Issuers have furnished to the Purchaser a consolidated balance sheet of Parent and its Subsidiaries as of March 31, 2000, as adjusted to give PRO FORMA effect to the consummation of the transactions contemplated by this Agreement as if such transactions had occurred on such date (the "PRO FORMA CLOSING BALANCE SHEET"). SCHEDULE 3.10(c) sets forth a true, correct and complete copy of the Pro Forma Closing Balance Sheet, together with footnotes describing the PRO FORMA adjustments and the assumptions underlying the Pro Forma Closing

Balance Sheet. The Pro Forma Closing Balance Sheet presents fully and fairly in all material respects the PRO FORMA consolidated financial position of Parent and its Subsidiaries as of March 31, 2000, and properly gives effect to the application of the PRO FORMA adjustments described therein and contemplated herein. All assumptions underlying the Pro Forma Closing Balance Sheet were made in good faith and are reasonable under the circumstances, and no Company Party is aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any respect.

         3.11     EXISTING INDEBTEDNESS; EXISTING LIENS; INVESTMENTS; ETC.

                  (a) SCHEDULES 3.11(a)(i) through (v) set forth a true, correct and complete list, and describes, as of the date or dates indicated therein, as applicable:

                           (i) all Indebtedness of the Company Parties and Subsidiaries on a consolidated and consolidating basis outstanding immediately prior to the Closing Date, showing, as to each item of Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable);

                           (ii) all Liens in respect of any property or assets of the Company Parties and Subsidiaries existing immediately prior to the Closing Date, showing, as to each Lien, the name of the grantor and secured party and the assets or other properties covered by such Lien;

                           (iii) all Investments of the Company Parties and Subsidiaries immediately prior to the Closing Date;

                           (iv) all UCC financing statements as of the respective dates set forth therein naming any Company Party or Subsidiary as a debtor; and

                           (v) a trade payables aging schedule for the Company Parties and Subsidiaries, on a consolidated basis as of April 30, 2000.

                  (b) No Company Party or Subsidiary has on the date hereof any Contingent Obligations, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in the Pro Forma Closing Balance Sheet.

                  (c) Immediately following the Closing, the Company Parties and Subsidiaries will not have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for the Indebtedness permitted under SECTION 10.1.

                  (d) The total Indebtedness outstanding under the Fremont Note does not exceed $2.5 million, and the Liens existing in favor of the payees of the Fremont Note do not secure more than such total Indebtedness. Such total Indebtedness is payable by GDMI.

         3.12 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.12(a), since December 31, 1999, there has not been, and there is no agreement, commitment or obligation to do, any of the following:

                  (a) Any transaction involving any Company Party or Subsidiary not in the ordinary course of business, including, without limitation, any sale of any assets or properties (other than inventory in the ordinary course of business);

                  (b) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the Capital Stock of any Company Party or Subsidiary, or any redemption, purchase or other acquisition of securities of any Company Party or Subsidiary, or any payment to any stockholder of Parent not in his, her or its capacity as a stockholder;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of any Company Party or Subsidiary;

                  (d) Any Material Adverse Change;

                  (e) Any loan or advance made by any Company Party or Subsidiary to any Person, except normal travel advances or other reasonable business expense advances made in the ordinary course of business to its own employees;

                  (f) Any Indebtedness for borrowed money incurred by any Company Party or Subsidiary or any commitment to incur Indebtedness for borrowed money entered into by any Company Party or Subsidiary (other than as contemplated by this Agreement);

                  (g) Any capital expenditures or commitments to make capital expenditures in excess of the amount reflected in the Initial Financial Projections;

                  (h) Any indemnity or other claims made by or against any Company Party or Subsidiary with respect to or in connection with any acquisition or sale or other disposition, whether direct or indirect, of the Capital Stock or assets of any other Person;

                  (i) Any amendment or other modification to the charter or bylaws of any Company Party or Subsidiary;

                  (j) The formation or creation of any direct or indirect subsidiary of any Company Party, or the disposition of the Capital Stock or assets of any Company Party or

Subsidiary;

                  (k) Any waiver by any Company Party or Subsidiary of a valuable right or of Indebtedness owed to it;

                  (l) Any payment, satisfaction, discharge or cancellation of any debts or claims of any Company Party or Subsidiary other than in the ordinary course of business consistent with past practices;

                  (m) Any amendment, modification or termination of any Material Contract or of any employment or consulting agreement;

                  (n) Any change in the Contingent Obligations of any Company Party or Subsidiary, by way of guarantee or otherwise;

                  (o) Any mortgage, pledge or Lien encumbering any of the assets or properties of any Company Party or Subsidiary, or any assumption of, or taking any assets or properties subject to, any liability;

                  (p) Any resignation by, or termination of the employment of, any director or officer of any Company Party or Subsidiary;

                  (q) Any Investment by any Company Party or Subsidiary in the Capital Stock of any Person;

                  (r) Any payment of management, consulting or similar fees by any Company Party or Subsidiary to any of its Affiliates;

                  (s) Any offer, issuance or sale of any shares of Capital Stock or Equity Rights of any Company Party or Subsidiary;

                  (t) Any alteration or change in any credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

                  (u) Any increase in, or commitment to increase, the salaries, wages, bonuses or other compensation payable or to become payable to any officer, other employee or consultant of any Company Party or Subsidiary, other than increases in salaries and wages or compensation in the ordinary course of business consistent with past practices;

                  (v) Any adoption by any Company Party or Subsidiary of any new Benefit Plan or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of any Company Party or Subsidiary;

                  (w) Any settlement of any litigation, entry of a consent decree or entry of any judgment against any Company Party or Subsidiary with a value of $10,000 or more;

                  (x) Any revaluation by any Company Party or Subsidiary of any of its assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                  (y) Any revaluation or repricing of any Equity Rights of any Company Party or Subsidiary; or

                  (z) The occurrence of any other event or the development of any other condition which has had or could have a Material Adverse Effect.

          3.13    MATERIAL CONTRACTS.

                  (a) SCHEDULE 3.13(a) sets forth a true, correct and complete list of all contracts, commitments, licenses, agreements, obligations or arrangements, whether oral or written, formal or informal, to which any Company Party or Subsidiary is a party (or intends to become a party) or to which any of its assets or properties is bound:

                           (i) under which any Company Party or Subsidiary is indemnified for or against any liability in excess of $100,000 or under which any Company Party or Subsidiary is or could be obligated to indemnify any Person in excess of $100,000;

                           (ii) under which any Company Party or Subsidiary leases personal property from or to third parties under Capital Leases which involve rental payments of at least $100,000 per annum or under operating leases which involve rental payments of at least $100,000;

                           (iii) (A) granting representation, marketing or distribution rights or (B) relating to Intellectual Property (including, without limitation, license, franchise or similar agreements);

                           (iv) under which any Company Party or Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $100,000;

                           (v) establishing or maintaining any partnership, joint venture or strategic alliance, or which provides for the retention of the services of a third party to locate or identify potential acquisitions of dental practices;

                           (vi) under which there is or may be imposed a security interest or other Lien on any of its assets, whether tangible or intangible, whose net book value or fair market value is in excess of $100,000 (other than the security interests or Liens granted in favor of the Purchaser and the Senior Agents);

                           (vii) concerning any confidentiality or
          non-solicitation obligations entered into outside the ordinary course of business;

                           (viii) under which any Company Party or Subsidiary is restricted from carrying on its business or any part thereof, or from competing in any line of business or with any Person;

                           (ix) with officers, directors, employees, consultants or independent contractors of any Company Party or Subsidiary;

                           (x) resulting in the creation of any Lien (including any lease notifications) other than a Customary Permitted Lien;

                           (xi) involving any Affiliates of any Company Party or Subsidiary;

                           (xii) under which the consequences of a default or termination could have a Material Adverse Effect;

                           (xiii) under which any Company Party or Subsidiary will make aggregate payments to any vendors or other suppliers in excess of $250,000 per annum;

                           (xiv) under which any Company Party or Subsidiary manages any dental practice, professional corporation or professional association (including, without limitation, the Management Agreements), whether or not the financial statements of such practice, corporation or association are consolidated with the financial statements of Parent and its Subsidiaries, and under which any Company Party or Subsidiary is a party to any contract or other agreement relating to the Dental Insurance Business; and

                           (xv) not entered into in the ordinary course of business and not otherwise disclosed on SCHEDULE 3.13(a) in response to any of the foregoing clauses.

                  All of the contracts, commitments, licenses, agreements, obligations or arrangements described in clauses (i) through (xv) above, together with the Senior Credit

Documents and all Other Debt Documents, the real property leases, subleases, licenses and other interests described in SECTION 3.24, whether entered into prior to, on or after the Closing Date, are collectively referred to herein as the "MATERIAL CONTRACTS."

                  (b) Except as disclosed on SCHEDULE 3.13(a), each Material Contract existing as of the date hereof is a legal, valid and binding obligation of the Company Parties or Subsidiary that are parties thereto, on the one hand, and the other parties thereto, on the other hand, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and is in full force and effect. The parties to each Material Contract existing as of the date hereof are in substantial compliance with the terms thereof, and no default or event of default by any Company Party or Subsidiary or, to the knowledge of the Company Parties, any other party thereto exists thereunder.

                  (c) Except as expressly set forth on SCHEDULE 3.13(a), no Company Party or Subsidiary is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

                  (d) Each of the Management Agreements entered into by any Company Party or Subsidiary since November 1997 either satisfies the criteria set forth on SCHEDULE 1.1A or is substantially in the form of EXHIBIT D-1, D-2 OR D-3.

         3.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Company Parties and/or Subsidiaries (a) are legal, valid and binding obligations of the Persons shown in the accounting records of the Company Parties and/or Subsidiaries as the obligor with respect thereto (and if any such accounts receivable is not legal, valid and binding obligations of such Persons, reserves have been established therefor, which reserves are adequate in accordance with
GAAP), (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to discount, rebate or return privilege claim (other than as reflected in the reserves taken in recording the accounts receivable on the books of the Company Parties and/or Subsidiaries, which reserves are adequate in accordance with GAAP), (d) are not subject to any known offsets or counter-claims and (e) are valid and collectible in the ordinary course of business.

         3.15     LABOR RELATIONS.

                  (a) The Company Parties and Subsidiaries are in full compliance with the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.), all state wage and hour laws and all worker's compensation laws and is not engaged in any unfair labor practice which has had or could have a Material Adverse Effect.

                  (b) There is no labor strike, slowdown, work stoppage or charge of unfair labor practice, and there are no labor disputes, grievances, complaints or arbitration proceedings, pending or materially affecting any Company Party or Subsidiary nor, to the knowledge of the Company Parties, is there any basis therefor or threat thereof.

                  (c) Except as set forth in SCHEDULE 3.15, no Company Party or Subsidiary is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union or other employee organization, and no labor union or other employee organization has requested or sought to represent any of the employees, representatives or agents of the Company Parties or any Subsidiary.

                  (d) Except as set forth on SCHEDULE 3.15, no Company Party or Subsidiary is aware of (i) any labor union or other employee organization activity involving employees of any Company Party or Subsidiary or (ii) any Executive Officer who intends to terminate his or her employment with any Company Party or Subsidiary.

                  (e) There are no petitions pending before the National Labor Relations Board in connection with any pending claim for union representation.

         3.16 EMPLOYEE BENEFIT PLANS; ERISA. For purposes of this SECTION 3.16, the term "Parent" shall include Parent, its Subsidiaries and any Person that is or would be aggregated with Parent under Section 414(b), (c), (m), or (o) of the Code. However, this SECTION 3.16 will not apply to a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

                  (a) SCHEDULE 3.16 sets forth a true, correct and complete list of:

                           (i) Each termination or severance agreement involving Parent, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $50,000, on the other hand;

                           (ii) All employee benefit plans, as defined in ERISA
         Section 3(3); and

                           (iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements;

in each case maintained or contributed to by Parent for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "BENEFIT PLANS." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because Parent's obligations under the plan arise by reason of its being a "successor employer" under Applicable Laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

                  (b) Parent has made available to Buyer true and complete copies of the following documents, to the extent that they are applicable:

                           (i) Each Benefit Plan and any related funding agreements (E.G., trust agreements or insurance contracts), including all amendments (and SCHEDULE 3.16 includes a description of any such amendment that is not in writing);

                           (ii) The current summary plan description and any subsequent summary descriptions of material modifications to each Benefit Plan for which a summary plan description is required by ERISA;

                           (iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income tax treatment under Section 401(a) or 501(c)(9) of the Code, if any such determination letter exists, which determination letter reflects all amendments that have been made to the plan (except for amendments not yet required to be included in the plan document reflecting changes in Applicable Laws and as set forth in SCHEDULE 3.16); and

                           (iv) The two (2) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan, if such forms were required to be filed with respect to such Benefit Plan.

                  (c) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of Parent under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of Parent. There will be no liability of Parent (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

                  (d) Except as set forth in SCHEDULE 3.16, each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all Applicable Laws, including ERISA and the Code. The Internal Revenue Service has issued a favorable determination letter (or a determination letter has been requested and is pending before the Internal Revenue Service) with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred (either before or after the date of the letter) that would disqualify the plan.

                  (e) Parent does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. Parent has complied in all material respects with the continuation coverage requirements of COBRA.

                  (f) Except as set forth in SCHEDULE 3.16, there are no investigations, proceedings, lawsuits or claims pending or, to the knowledge of the Company Parties, threatened relating to any Benefit Plan.

                  (g) Parent does not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to the Purchaser except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by Parent (or any agent of Parent) to any Person regarding any Benefit Plan that is not in accordance with the terms of such Benefit Plan and that could have adverse economic consequences to the Purchaser.

                  (h) None of the persons performing services for Parent have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                  (i) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of this transaction or (B) as a result of the consummation of this transaction and any actions taken by the Purchaser after the Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (E.G., contributions to a "rabbi trust").

                  (j) None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

                  (k) No Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

                  (l) With respect to each Benefit Plan that is subject to Title IV of ERISA:

                           (i) No amount is due or owing from Parent to the PBGC, other than a liability for premiums under ERISA Section 4007;

                           (ii) All premiums have been paid to the PBGC on a timely basis;

                           (iii) The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of the plan; and

                           (iv) No reportable events (within the meaning of ERISA Section 4043) have occurred.

                  (m) In the case of each Benefit Plan that is subject to Code
Section 412, there is no accumulated funding deficiency (within the meaning of Code Section 4971), whether or not such deficiency has been waived.

                  (n) Parent has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any liability on behalf of Parent to a Multiemployer Plan.

                  (o) The aggregate liability that Parent would have to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof, would not exceed $10,000. There has been no material change in the
(i) financial condition of any Multiemployer Plan, (ii) the actuarial assumptions, (iii) required level of Parent contributions, or (iv) level of benefits provided under any Multiemployer Plan since the close of the most recent plan year of the Multiemployer Plan that, individually or in the aggregate, would materially increase the amount of this liability.

         3.17     TAXES.

                  (a) Each of Company Party and Subsidiary has filed within the required time periods (after giving effect to any permitted extensions) all federal, state and other Tax returns required to have been filed by it or them, and has paid all Taxes which were due and payable by it or them, prior to the date hereof, other than Taxes that are being contested in good faith and for which reserves have been properly established on the Pro Forma Closing Balance Sheet.

                  (b) Each Company Party and Subsidiary has withheld and paid all Taxes required to be withheld and paid by it or them in connection with amounts paid or owing to any employee, creditor, shareholder or other third party.

                  (c) (i) No Company Party or Subsidiary has been advised that any Tax returns have been or are being audited by any Governmental Authority;
(ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against Parent or any of its Subsidiaries; (iii) there are no actions, suits, proceedings or claims now pending by or against Parent or any of its Subsidiaries in respect of any Taxes or assessments; and (iv) there is no pending or, to the knowledge of the Company Parties, threatened audit or investigation of Parent or any of its Subsidiaries by any Governmental Authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any Governmental Authority.

                  (d) No Company Party or Subsidiary is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

         3.18 LITIGATION. SCHEDULE 3.18 sets forth a true, complete and correct list of all actions, suits, arbitration proceedings, investigations, inquiries or other proceedings, whether governmental or non-governmental, before any Governmental Authority pending or, to the knowledge of the Company Parties, threatened on the date hereof, or at any time since March 1, 1999, against, relating to or affecting any Company Party or Subsidiary, or any officer, director or employee thereof in his or her capacity as such, or any of its or their respective assets, properties or businesses, and which involve a monetary claim or claims in excess of $25,000 or injunctive or other equitable relief. Such Schedule sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. Except as set forth on SCHEDULE 3.18:

                  (a) There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting any Company Party, any Subsidiary or any officer, director or employee thereof in his or her capacity as such, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the businesses of such Company Party or Subsidiary, or requiring any Company Party,

Subsidiary or Affiliated Dental Practice, or any such officer, director or employee, to take certain action with respect to any aspect of its or their business;

                  (b) No Company Party or Subsidiary is in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, or is subject to or a party to any order, judgment, decree or ruling arising out of any action, suit or proceeding under any Applicable Laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters; and

                  (c) There is no action, suit, arbitration or other proceeding, investigation or inquiry pending or, to the knowledge of the Company Parties, threatened before any Governmental Authority which questions the validity of this Agreement, the Note, the Warrant, the Guaranties or any other Investment Document or any actions taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect.

         3.19     TRANSACTIONS WITH AFFILIATES.

                  (a) Except as set forth in SCHEDULE 3.19, (i) there is no Indebtedness owing by any Company Party to any Subsidiary or other Affiliate of such Company Party, and (ii) there is no Indebtedness owing by any Subsidiary or other Affiliate of any Company Party (other than another Company Party) to any Company Party.

                  (b) Except as set forth on SCHEDULE 3.19, immediately following the Closing:

                           (i) no Company Party or Subsidiary will be indebted, directly or indirectly, to any of its own officers or directors, the officers or directors of its Affiliates or to any members of the Immediate Families of such officers or directors, except for, in the case of officers, compensation payable in the ordinary course of business and reasonable travel advances accrued in the ordinary course of business consistent with past practices;

                           (ii) no officer or director of any Company Party or Subsidiary, and no member of their Immediate Families, will (A) be indebted to any Company Party or Subsidiary in any amount whatsoever or
         (B) have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with any Company Party or Subsidiary; and

                           (iii) to the knowledge of the Company Parties, there are no voting or similar agreements between or among the shareholders of Parent.

                  (c) Except for the matters set forth on SCHEDULE 3.16,
SCHEDULE 3.19 and

SCHEDULE 3.35, no officer, director, Affiliate or employee of any Company Party or Subsidiary, and no Affiliate of any of the foregoing, has any direct or indirect interest in any contract (including, without limitation, any Material Contract), commitment, license, agreement, obligation or arrangement to which any Company Party or Subsidiary is a party.

                  (d) No Company Party or Subsidiary is a party to any agreement relating to the voting or disposition of the Capital Stock of any Company Party or any of its Subsidiaries.

                  (e) Since March 15, 1999, except as set forth on SCHEDULE 3.19, no shareholder, employee, officer, director or Affiliate of any Company Party or Subsidiary, and no Affiliate of any such Person, has engaged in any transaction or relationship with any Company Party or Subsidiary (other than with respect to compensation payable to, and Benefit Plans made available to, its officers and employees and reasonable travel advances accrued in the ordinary course of business).

         3.20 INVESTMENT COMPANY ACT. No Company Party or Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.21 GOVERNMENTAL REGULATION. No Company Party or Subsidiary is (a) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (b) subject to regulations under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

         3.22 COMPLIANCE WITH LAWS; OPERATING LICENSES. Each Company Party and Subsidiary, and each of the employees, agents and other representatives of the Company Parties and the Subsidiaries in the course of performing services therefor, is in material compliance with all Applicable Laws, including, without limitation, those regulating the corporate practice of dentistry, fee-splitting, kickbacks and referrals and the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-2 ET SEQ.). Each Regulated Subsidiary is in good standing with the Governmental Authority which licenses or otherwise regulates its business and operations and is in material compliance with the rules and regulations promulgated by such Governmental Authority. Each of the Company Parties and the Subsidiaries has all material Operating Licenses required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All material Operating Licenses of the Company Parties and the Subsidiaries are validly issued and in full force and effect, and the Company Parties and the Subsidiaries have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder. Except as set forth in SCHEDULE 3.22, no Company Party is aware of any law, rule, regulation, decree, order or position issued, enacted or published by any Governmental Authority to the effect that the business of the Company Parties or any aspect thereof is unlawful or is being or will be challenged.

         3.23 TITLE TO PROPERTY; LIENS. Each Company Party and Subsidiary has good and marketable title to its real properties (or holds valid leasehold interests in real property) and good and merchantable title to its other properties, and none of such properties is subject to any Liens except for Liens in favor of the Senior Agents and the Purchaser and for other Permitted Liens. Each of Parent and its Subsidiaries enjoys quiet possession under all real property leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contain any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision which could reasonably be expected to have a Material Adverse Effect.

         3.24     REAL PROPERTY.

                  (a) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property in which any Company Party or Subsidiary owns or holds a fee interest, which list includes, as to each parcel of such Real Property, the legal owner, its common name, a legal description and the name of any mortgagee or trustee thereof.

                  (b) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property leases, subleases or licenses pursuant to which any Company Party or Subsidiary is a lessor, lessee, sublessor, sublessee, licensor or licensee, in each case as amended through the date hereof, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, the term thereof (referencing applicable extension or renewal periods, the rent payment terms and the current use). The Real Property interests described or listed on SCHEDULE 3.24 constitute all of the interests in Real Property owned, leased or otherwise held for use by any Company Party or Subsidiary. With respect to each such lease, sublease and license, except as set forth on SCHEDULE 3.24:

                           (i) to the knowledge of the Company Parties, there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

                           (ii) no Company Party or Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                  (c) To the knowledge of the Company Parties, all parking lots located on any Real Property subject thereto are in compliance with Applicable Laws, including, without limitation, zoning requirements, and are adequate for the employees and business operations of the Company Parties and Subsidiaries.

         3.25     ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 3.25:

                  (a) Each Environmental Person and each Site is in material compliance with all, and no Environmental Person has any liability under, any Environmental Laws, and no Hazardous Materials are being used by any Company Party or Subsidiary on any Real Property in excess of a DE MINIMIS amount.

                  (b) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to any Environmental Person, any Site or the business or operations of any Environmental Person.

                  (c) SCHEDULE 3.25 sets forth a true, correct and complete list of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the business, condition or operations of all Environmental Persons. The Issuers have delivered to the Purchaser true, correct and complete copies of all such environmental site assessments, audits, studies or reports.

                  (d) No Environmental Person is a "potentially responsible party" within the meaning of CERCLA with respect to any federal, state, local or foreign environmental clean-up site or with respect to investigations or corrective actions under any Environmental Laws.

                  (e) No Environmental Person has received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release by any Environmental Person at any Site or other location or (ii) any violation of or non-compliance by any Environmental Person with the conditions of any License or Permit required under any Environmental Laws or the provisions of any Environmental Laws. No Environmental Person has received notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resources or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Materials.

                  (f) Each Environmental Person has furnished all notices and warnings, made all reports and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation, any notices and Consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by the Investment Documents.

                  (g) To the knowledge of the Company Parties, each Affiliated Dental Practice disposes of all bio-hazardous and other medical wastes in compliance with Applicable Laws.

         3.26     INTELLECTUAL PROPERTY.

                  (a) Each Company Party and Subsidiary owns, licenses or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and other Intellectual Property that are currently used in, or material to, its or their business (the "COMPANY PARTY INTELLECTUAL PROPERTY"). SCHEDULE 3.26 contains a true, correct and complete list of (i) all registered patents, trademarks, trade names, service marks, and copyrights owned, used or licensed by any Company Party or Subsidiary (excluding any copyrights of licensed "off-the-shelf" software), (ii) the registration number and date of registration and (iii) any applications for any of the foregoing.

                  (b) The Issuers have provided to the Purchaser (i) all documents, if any, relative to patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks owned by the Company Parties and Subsidiaries and included in the Company Party Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which any Company Party or Subsidiary is a party and pursuant to which any person is authorized to use any Company Party Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which any Company Party or Subsidiary is a party and pursuant to which any Company Party or Subsidiary is authorized to use any third party patents, trademarks or copyrights, including any proprietary software (excluding any "off-the-shelf" software), or any other third party Intellectual Property ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are or are presently expected to be incorporated in, or are or expected to form a part of any existing or proposed Company Party or Subsidiary product or services, or which are or are presently expected to be utilized in the development, modification or support of any existing or proposed Company Party or Subsidiary product or services.

                  (c) To the knowledge of the Company Parties, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Party Intellectual Property, any trade secret material to the Company Parties or the Subsidiaries, or any Third Party Intellectual Property Right to the extent licensed by or through any Company Party or Subsidiary, by any third party. Except as set forth on SCHEDULE 3.26, no Company Party or Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Company Party Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents.

                  (d) All patents, registered trademarks, service marks and copyrights held by any Company Party or Subsidiary are validly issued and presently subsisting. Except as set forth on SCHEDULE 3.26, no Company Party or Subsidiary (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary or Intellectual Property right of any third party and (ii) has brought any action, suit or proceeding for infringement of Company Party Intellectual Property or breach of any license or agreement involving Company Party Intellectual Property against any third party. To the knowledge of the Company Parties, the provision of dental practice management and related services by the Company Parties and the Subsidiaries as currently conducted and proposed to be conducted does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (e) The Company Parties and the Subsidiaries have taken steps which they believe to be sufficient to protect and preserve the confidentiality of all Company Party Intellectual Property not otherwise protected by patents, or patent applications or copyright. All use, disclosure or appropriation by the Company Parties and the Subsidiaries of such Intellectual Property owned by any Company Party by or to a third party has been pursuant to written agreements between the Company Parties and the Subsidiaries and such third party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All use, disclosure or appropriation of such Intellectual Property not owned by any Company Party or Subsidiary has been pursuant to written agreements between the Company Parties and the Subsidiaries and the owner of such Intellectual Property, or is otherwise lawful.

         3.27 NATURE OF BUSINESS. The Company Parties and the Subsidiaries are engaged only in the business described in recital A.

         3.28 POWERS OF ATTORNEY. There are no outstanding powers of attorney with respect to the Company Parties or the Subsidiaries (or any one of them) other than in favor of the Senior Agents under the Senior Credit Documents.

         3.29 LISTING OF COMMON STOCK. No Capital Stock or securities of any Company Party or Subsidiary is listed for trading on any securities exchange or on the Nasdaq, other than the Parent Common Stock which is listed for trading solely on the Nasdaq.

         3.30 INSURANCE. SCHEDULE 3.30 sets forth a true and complete list of all liability and other insurance coverage (including, without limitation, product liability and product recall insurance) insuring the Company Parties and the Subsidiaries against losses arising out of or related to their respective businesses (which list accurately describes the coverage carried and the expiration dates of such policies). The Company Parties and the Subsidiaries are covered by insurance in scope and amount customary and reasonable for the business in which they are engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on SCHEDULE
3.30 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. SCHEDULE 3.30 also sets forth all claims made by the Company Parties and the Subsidiaries under such policies since March 15, 1999. All such policies are in full force and effect.

         3.31 SIGNIFICANT AFFILIATED DENTAL PRACTICES. SCHEDULE 3.31 lists the names and addresses of the ten (10) most significant Affiliated Dental Practices (by revenue) during the Fiscal Years ended December 31, 1998 and 1999, and the amount of revenues accounted for by each such Affiliated Dental Practice during each such period. No such Affiliated Dental Practice accounts for more than four percent (4%) of the total consolidated patient level revenues of Parent and its Subsidiaries during such years. No Company Party or Subsidiary has received any notice, nor has any Company Party or Subsidiary any reason to believe, that any significant dental practice of any Company Party or Subsidiary has ceased, or will cease, to use the services of any Company Party or Subsidiary, or has reduced, or will reduce, the use of such products or services at any time.

         3.32 AFFILIATED DENTAL PRACTICES. SCHEDULE 3.32 sets forth a true, complete and correct list of all Affiliated Dental Practices, setting forth, as to each such Affiliated Dental Practice, its full name, the address of its principal executive office and its jurisdiction of incorporation or organization. To the actual knowledge of the Company Parties at the time of acquisition of or affiliation with each Affiliated Dental Practice and except as otherwise set forth in the schedules to the applicable acquisition or affiliation agreements, each such Affiliated Dental Practice: (a) was a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization, (b) had all requisite power and authority reasonably required to own and operate its properties and assets and to carry on its business as conducted on the date thereof, (c) held all licenses, permits, franchises, easements and authorizations necessary for the lawful conduct of its dental practice pursuant to applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations and (d) had conducted their respective dental practices in compliance with all applicable laws and regulations, except where the failure to hold any such permits or to be in compliance with any applicable laws or regulations could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

         3.33 BUSINESS RELATIONSHIPS. There exists no actual or, to the knowledge of the Company Parties, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship between the Company Parties or any Subsidiary, on the one hand, and any material suppliers, on the other hand, and there exists no present condition or state of facts or circumstances known to the Company Parties which could materially and adversely affect the Company Parties or the Subsidiaries or prevent the Company Parties or the Subsidiaries from conducting business with such suppliers after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore conducted.

         3.34     RESERVED.

         3.35 EMPLOYMENT AGREEMENTS. SCHEDULE 3.35 sets forth a true, correct and complete list of all employment contracts or agreements, agency, independent contractor and sales representative agreements involving annual compensation at a base rate equal to or exceeding $50,000, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements, in each case to which any Company Party or Subsidiary is a party. The Issuers have previously delivered true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and no Company Party, Subsidiary or, to the knowledge of the Company Parties, any other Person that is a party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is any Company Party or Subsidiary aware of any facts or circumstances which might give rise to any breach or default thereunder which could reasonably be expected to have a Material Adverse Effect.

         3.36 SOLVENCY. Each Issuer is, and the Company Parties and the Subsidiaries taken as a whole are, Solvent, and immediately following the Closing, each Issuer, and the Company Parties and the Subsidiaries taken as whole, will be Solvent. No Company Party or Subsidiary will, by virtue of the consummation of the transactions contemplated hereby and by the other Investment Documents, incur debts that will be beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the other Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Company Parties or the Subsidiaries.

         3.37 USE OF PROCEEDS; MARGIN STOCK. The proceeds to be received by the Issuers from the issuance and sale of the Securities as contemplated hereunder shall be used solely for the purposes set forth in SCHEDULE 3.37 and applied in accordance with the uses described therein. No Company Party or Subsidiary is engaged in extending credit for the purposes of purchasing or carrying Margin Stock. No Company Party or Subsidiary has any Margin Stock, as determined in accordance with the Margin Regulations. None of the proceeds from the issuance and sale of the Note will be used to buy or carry any Margin Stock.

         3.38 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.38 sets forth a true, correct and complete list of all banks, financial institutions and other depositories at which any Company Party or Subsidiary maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of any Company Party or Subsidiary is deposited from time to time. Such SCHEDULE 3.38 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number. The Issuers will notify the Purchaser and supplement SCHEDULE 3.38 as new accounts are established within two (2) Business Days thereof.

         3.39 YEAR 2000 COMPLIANCE. All devices, systems, machinery, information technology, computer software and hardware and other data sensitive technology necessary for the Company Parties and the Subsidiaries to carry on their businesses as presently conducted and as contemplated to be conducted in the future (individually and collectively, the "SYSTEMS") are Year 2000 Compliant. For purposes of this Agreement, the term "YEAR 2000 COMPLIANT" shall mean that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         3.40 BOOKS AND RECORDS. The minute books and other similar records of each Company Party and Subsidiary contain true and complete records of all actions taken at any meeting of the Company Party's and Subsidiary's shareholders, Board of Directors or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company Parties and the Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company Parties and the Subsidiaries, as the case may be, and have been maintained in accordance with good business, accounting and bookkeeping practices.

         3.41 BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES. No Company Party or Subsidiary is a party to or bound by any agreement, instrument, deed, lease or other document, or is subject to any charter, bylaw or other restriction, commitment or requirement, which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have a Material Adverse Effect. No Company Party or Subsidiary anticipates that future expenditures, if any, by the Company Parties or the Subsidiaries, as the case may be, needed to meet the provisions of any Applicable Laws will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

         3.42 BROKERS; CERTAIN EXPENSES. No Company Party, Subsidiary or Affiliate thereof has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby. Except as set forth on SCHEDULE 3.42, no Company Party, Subsidiary or Affiliate thereof is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Company Parties and the Subsidiaries that would operate to restrict or prevent the Closing.

         3.43 DISCLOSURE. Neither this Agreement, the Disclosure Schedules nor any other

Investment Document, nor any certificate, questionnaire or oral statement furnished by or on behalf of any Company Party or Subsidiary, nor any representation or warranty contained in any of the foregoing, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. To the knowledge of the Company Parties, there are no facts or circumstances existing which could have a Material Adverse Effect. The information contained in each of the management questionnaires completed by certain officers, directors and employees of Parent and the Issuers prior to the date hereof and in the corporate questionnaire dated May 1, 2000, is true and correct.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Issuers as follows:

         4.1 ORGANIZATION. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each other Investment Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

         4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and of each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action taken on the part of the Purchaser.

         4.3 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each of the other Investment Documents to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         4.4 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

         4.5 INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of the Purchaser's investment intent as expressed herein. Therefore, the Securities are "restricted securities" which cannot be sold without registration under the Securities Act or pursuant to an exemption therefrom, and may have to be held indefinitely, subject, however, to the Purchaser's registration rights under the Amended Affiliate Registration Rights Agreement, and the Purchaser accepts the risk of such restrictions on resale.

         4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

         4.7 PURCHASER CONSENTS. The execution and delivery by the Purchaser of this Agreement and each of the other Investment Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person, other than the California Permit and Consents that have already been obtained or made.

         4.8 BROKERS. The Purchaser has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby.

5.       CONDUCT PRIOR TO CLOSING.

         5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. From and after the date of this Agreement and until the Closing, the Company Parties shall, and shall cause each Subsidiary to, operate its business in the ordinary course consistent with past practices. Notwithstanding the foregoing, the Company Parties shall not, and shall cause the Subsidiaries not to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

                  (a) amend or otherwise modify any Material Contract on terms less favorable than those that exist on the date hereof;

                  (b) make any change to its authorized capital stock, or amend its charter or bylaws;

                  (c) take or fail to take any act which could have a Material Adverse Effect;

                  (d) enter into any new employment or consulting agreement in excess of $250,000 per annum;

                  (e) create any Contingent Obligation, by way of guarantees or otherwise;

                  (f) declare, pay or set aside any dividend or other distribution or payment in cash, stock or property in respect of shares of its Capital Stock, or adopt or consider any plan or arrangement with respect thereto, or redeem, retire, purchase or otherwise acquire for value, directly or indirectly, any of its Capital Stock or split, combine or reclassify outstanding shares of its Capital Stock;

                  (g) issue or sell any shares of its Capital Stock or any Equity Rights;

                  (h) (i) increase the level of compensation of any officer or employee, except in the ordinary course of business or (ii) amend any existing Benefit Plan or adopt any new Benefit Plan;

                  (i) (i) incur any Indebtedness for borrowed money (other than under the Senior Credit Documents); (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset of any Company Party with a value exceeding $10,000 individually and $50,000 in the aggregate; (iii) purchase or acquire any business or any securities or assets of any Other Person; (iv) enter into any partnership, joint venture or strategic alliance;
(v) settle any litigation at a cost to any Company Party or Subsidiary in excess of $50,000; or (vi) accelerate payment on any Indebtedness;

                  (j) acquire or affiliate with any dental practice, dental practice management company or person engaged in the Dental Insurance Business, whether or not it is an LLCP Permitted Acquisition;

                  (k) make any Capital Expenditures in excess of $2.0 million in the aggregate or sell any assets (other than inventory in the ordinary course of business consistent with past practices);

                  (l) fail to use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its operating personnel or to preserve the goodwill of those having business relationships with the Company Parties, including, without limitation, the Affiliated Dental Practices;

                  (m) enter into any transactions with its or their Affiliates;

                  (n) fail to maintain its books and records in accordance with past practices and in conformity with GAAP;

                  (o) take any action enumerated in SECTION 3.12 or which would be prohibited by any other Investment Document determined as if the transactions contemplated by this Agreement had been consummated; or

                  (p) take, or fail to take, any commercially reasonable action so that any of the representations or warranties of the Company Parties contained in this Agreement cease to be true and correct in all respects.

         The Issuers shall notify the Purchaser in writing of the occurrence of any Material Adverse Effect or breach of the representations and warranties of the Company Parties under this Agreement within one (1) Business Day following the occurrence thereof.

         5.2 ACCESS TO INFORMATION AND DOCUMENTS. From and after the date of this Agreement and until the Closing, the Issuers shall give the Purchaser and its authorized representatives and agents full and complete access during normal business hours and upon one (1) Business Day's prior notice to the properties, documents, books and records of the Company Parties and the Subsidiaries, and shall furnish the Purchaser with such information concerning the Company Parties and the Subsidiaries as the Purchaser may request.

         5.3 NON-SOLICITATION. In consideration of the capital and other resources (human and otherwise) committed and to be committed to the Purchaser's due diligence investigation of the Company Parties and Affiliates, the preparation and negotiation of this Agreement and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby, the Company Parties shall not, and shall not permit any of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, attorneys, accountants, investment bankers, representatives or agents to, directly or indirectly, initiate contact with, make, solicit or encourage any inquiries or proposals from, furnish any information regarding the Company Parties, their Affiliates or their respective businesses or assets to, or engage or participate in any discussions or negotiations with any Person with respect to any proposal pursuant to which any Company Party would (a) obtain any debt or equity capital (other than (i) to increase the revolving credit financing commitment of the Senior Agents and the Senior Lenders to $120.0 million and (ii) to obtain no greater than an additional $30.0 million of financing on terms and conditions reasonably acceptable to the Purchaser allocated between (A) subordinated debt financing from a financial institution and (B) equity financing, PROVIDED that the Purchaser purchases the Note in connection with either such financing under clauses (A) and (B) above), (b) enter into any agreement to be acquired by, sold to, merged into or combined with any such Person. Any transaction referred to in clauses (a) or (b) above is referred to herein as an

"ALTERNATIVE TRANSACTION." The Issuers will immediately communicate to the Purchaser in writing the fact that it has received any proposal or inquiry regarding an Alternative Transaction.

         5.4 COVENANT TO CLOSE. Each Company Party and the Purchaser shall use its best efforts to consummate the transactions contemplated by this Agreement in accordance with the terms, and subject to the conditions, of this Agreement. Without limiting the generality of the foregoing, the Company Parties shall use their best efforts to obtain all Consents from third parties which are required to be obtained in connection with the consummation of each of the transactions contemplated by this Agreement, including, without limitation, any Consents of the holders of any Indebtedness of the Company Parties to the incurrence by the Company Parties of the Indebtedness evidenced by the Note.

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby, including, without limitation, to purchase the Securities as provided herein, is subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this
SECTION 6; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

         6.1 CLOSING DATE. The Closing Date shall occur on or before June 15, 2000.

         6.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all respects as of the date made, and shall be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date (except where such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); each of the covenants, agreements and obligations of the Company Parties under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the date hereof; and no Default or Event of Default shall exist or result from the issuance and sale of the Securities or the other transactions contemplated by this Agreement or the Senior Credit Agreement. The Company Parties shall have delivered to the Purchaser an officers' certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of each Company Party, dated as of the Closing Date, to such effect and to the effect that each of the other conditions set forth in this SECTION 6 has been satisfied and fulfilled.

         6.3 PAYMENT OF FEES AND PURCHASER EXPENSES. The Issuers shall have paid to the Purchaser at the Closing, in immediately available funds to a bank account designated by the Purchaser, or the Purchaser shall have withheld the same from such proceeds to be delivered by the Purchaser against delivery of the Securities, (i) a non-refundable, non-accountable closing fee in the amount of $1,315,000 and (ii) all out-of-pocket fees, costs and expenses incurred by or on behalf of the Purchaser as provided in SECTION 8.5.

         6.4 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         6.5 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since December 31, 1999, and the Company Parties shall have delivered to the Purchaser an officers' certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of each Company Party, dated as of the Closing Date, to such effect.

         6.6 NO INJUNCTION, ORDER OR SUIT; CALIFORNIA PERMIT. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents, and there shall not be any action, suit, proceeding or investigation pending or, to the knowledge of the Company Parties, threatened that (a) draws into question the validity, legality or enforceability of this Agreement or the other Investment Documents or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, (i) in the imposition of a penalty if the Securities were delivered as contemplated hereunder or (ii) in any Material Adverse Change. The Issuers shall have obtained and delivered to the Purchaser the California Permit which shall continue in full force and effect.

         6.7 CERTAIN PRINCIPAL DOCUMENTS. The Issuers shall have delivered to the Purchaser the following closing documents, each dated as of the Closing
Date:

                  (a) This Agreement, duly executed by the Company Parties, together with the Exhibits and Disclosure Schedules;

                  (b) The Note, duly executed by the Issuers;

                  (c) The Warrant, duly executed by Parent;

                  (d) A first amendment to the Affiliate Registration Rights Agreement, in form and substance satisfactory to the Purchaser (the "FIRST AMENDMENT TO AFFILIATE REGISTRATION RIGHTS AGREEMENT"), duly executed by Parent and the Requisite Holders (as such term is defined in the Affiliate Registration Rights Agreement);

                  (e) The Investor Rights Agreement, duly executed by Parent and each Principal Shareholder;

                  (f) The Parent Guaranty, duly executed by Parent; and

                  (g) The June 2000 LLCP Shares, duly and validly issued by Parent.

         6.8 CONSENT OF SENIOR AGENTS. The Issuers shall have delivered to the Purchaser a written consent, duly executed by the Senior Agents and the Requisite Lenders (as such term is defined under the March 2000 Senior Credit Agreement), under which the Senior Agents and the Requisite Lenders consent under the Senior Credit Documents to the incurrence of the Indebtedness under the Note and to the other transactions contemplated by this Agreement.

         6.9 SUBORDINATION RELATIONSHIPS. The Issuers shall have delivered to the Purchaser the following agreements (collectively, the "SUBORDINATION AGREEMENTS") with respect to certain other creditors of the Company Parties:

                  (a) The Senior Agent/LLCP Subordination Agreement, duly executed by the Senior Administrative Agent, the Senior Lenders (as such term is defined therein), Parent and the Issuers; and

                  (b) An Acknowledgment, Amendment and Affirmation of Subordination, in form and substance satisfactory to the Purchaser, duly executed by Parent, GDSC, the "Requisite Holders" and the "Requisite Purchasers" (as such terms are defined in the Convertible Subordinated Note Documents).

         6.10 GOVERNMENTAL APPROVALS. The Issuers shall have obtained and delivered to the Purchaser the California Permit which shall continue in full force and effect.

         6.11 OPINION LETTERS OF COUNSEL. The Purchaser shall have received (a) a written opinion letter of Morrison & Foerster LLP, special counsel to the Company Parties, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, and (b) a written opinion letter of Stoel Rives LLP, special counsel to the Company Parties, dated as of the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

         6.12 DELIVERY OF CORPORATE DOCUMENTS. The Issuers shall have delivered to the Purchaser the following for each Company Party and Subsidiary:

                  (a) A copy of its articles or certificate of incorporation or constitutive documents, as amended through the Closing Date, certified as of a recent practicable date by the Secretary of State or other appropriate official of the state of its incorporation;

                  (b) A certificate as to the good standing (and a certificate as to the tax good standing, if available) from the Secretary of State or other official from the state of its incorporation (and the taxing authority), in each case dated as of a recent practicable date;

                  (c) A certificate as to the good standing (and a certificate as to the tax good standing, if available) from the Secretary of State or other official from each state in which it is qualified to do business, in each case dated as of the most recent practicable date;

                  (d) A certificate of its Secretary, dated as of the Closing Date and in form and substance satisfactory to the Purchaser, certifying as to
(i) its Bylaws; (ii) the resolutions adopted by such Person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note, the Warrant, the Guaranties and the other Investment Documents to which it is a party (including, without limitation and with respect to Parent, the reservation for issuance of Parent Common Stock upon exercise of the Warrant); and (iii) the incumbency of such Person's officers executing this Agreement, the Note and the other Investment Documents; and

                  (e) Such other documents as the Purchaser may reasonably request.

         6.13 SOLVENCY CERTIFICATE. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Co-Chairmen of Parent and the Chief Financial Officer of Parent, certifying as to the matters set forth therein.

         6.14 COMPLIANCE CERTIFICATE. The Purchaser shall have received a Compliance Certificate signed by the Chief Financial Officer of each of the Issuers, certifying that each of them has reviewed this Agreement and the other Investment Documents and that, after giving effect to the incurrence of Indebtedness hereunder and the consummation of the other transactions contemplated hereby and thereby, Parent and its Subsidiaries were in compliance with the covenants set forth in SECTION 10.16 (Financial Covenants) as of March 31, 2000, and including calculations demonstrating the same.

         6.15 INSURANCE. The Issuers shall have delivered to the Purchaser certificates of liability insurance with respect to the insurance policies required to be maintained by the Company Parties as of the Closing Date pursuant to SECTION 9.9, together with additional insured endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

         6.16 DELIVERY OF FINANCIAL PROJECTIONS. Parent shall have finalized and delivered to the Purchaser prior to the Closing Date, and the Purchaser shall have approved, the financial projections of Parent and its subsidiaries for the three (3) Fiscal Years ending December 31, 2002 (the "INITIAL FINANCIAL PROJECTIONS"). The Initial Financial Projections shall specify the assumptions on which they are based and shall be made in good faith. The Initial Financial Projections shall be accompanied by an officer's certificate, in form and substance satisfactory to the Purchaser, duly executed by Michael T. Fiore, Co-Chairman of Parent, and the Chief Financial Officer of Parent, specifying, among other things, the assumptions on which the Initial

Financial Projections are based.

         6.17 THIRD-PARTY CONSENTS. The Issuers shall have obtained and delivered to the Purchaser all Consents required to be obtained from all Governmental Authorities and other Persons in connection with the transactions contemplated by this Agreement (including, without limitation, the Consents listed on SCHEDULE 3.6), and the Purchaser shall have approved the terms and conditions thereof, and all applicable waiting periods shall have expired.

         6.18 CAPITAL STRUCTURE. The Purchaser shall have approved the form, substance and scope of the legal and capital structure of the Company Parties and Subsidiaries.

         6.19 PROCEEDINGS SATISFACTORY. All corporate and other proceedings to be taken prior to or at the Closing in connection with the consummation of the transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Issuers shall have made such arrangements as may be requested by the Purchaser to ensure that the proceeds from the issuance and sale of the Securities are applied in the manner set forth in SCHEDULE 3.37, including, without limitation, provision for the direct payment of the obligations of the Issuers to be paid from such proceeds as provided in SECTION 8.5, the withholding of fees and expenses payable to the Purchaser as provided in SECTION 8.5 and the segregation of funds to be paid to third parties concurrent with or following the Closing.

7. CONDITIONS TO THE OBLIGATIONS OF THE ISSUERS AND PARENT. The obligations of the Company Parties to consummate the transactions contemplated hereby are subject to the satisfaction, prior to the Closing, of the conditions set forth in this SECTION 7; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Company Parties in their sole and absolute discretion:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

         7.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

         7.3 NO INJUNCTION OR ORDER. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents.

         7.4 PAYMENT FOR SECURITIES. The Purchaser shall have delivered to the Issuers the Purchase Price required to be paid by SECTION 2.3, LESS the amounts provided for in SECTIONS 6.3 and 8.5.

8.       TAXES; INDEMNIFICATION; FEES AND EXPENSES.

         8.1      TAXES.

                  (a) Any and all payment by the Company Parties hereunder or under the Note shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING Taxes that are imposed on the Purchaser's overall net income by the United States and Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) under the laws of any state or foreign jurisdiction under which the Purchaser is formed or any political subdivision thereof. If any Company Party shall be required by law to deduct any such non-excluded Taxes from any sum payable by such Company Party, (i) the amount payable shall be increased as may be necessary so that after such Company Party and the Purchaser have made all required deductions (including deductions applicable to additional sums payable under this SECTION 8.1) the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Company Party shall make all such deductions and (iii) such Company Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. The Company Parties shall jointly and severally indemnify and hold harmless the Purchaser for and against the full amount of such non-excluded Taxes, and for the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this SECTION 8.1, imposed on or paid by the Purchaser and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within two (2) Business Days from the date the Purchaser makes written demand therefor.

                  (b) The Issuers shall pay all present or future stamp, documentary, excise, property, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement, any payment made hereunder, or the issuance and sale of the Securities and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

         8.2      INDEMNITY.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company Parties shall jointly and severally indemnify, defend and save and hold harmless the Purchaser and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "INDEMNIFIED PARTIES") from and against, and shall pay on demand, any and all losses, claims, damages, liabilities, judgments, Indemnified Environmental Costs, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "LOSSES"), incurred by or asserted or awarded against such Indemnified Party in connection with, by reason of, or arising from:

                           (i) Any breach of any warranty or the inaccuracy of any representation made by the Company Parties (or any Company Party) in this Agreement or any other Investment Document;

                           (ii) The failure of the Company Parties (or any Company Party) to fulfill any of their (or its) covenants, agreements or undertakings under this Agreement or any other Investment Document (or any other document or instrument executed herewith or pursuant hereto);

                           (iii) Any third party actions, suits, proceedings or claims brought against any Indemnified Party in connection with, arising out of or with respect to (i) any other matters arising out of or in connection with the transactions contemplated by this Agreement, the Note, the Warrant or any other Investment Document, (ii) the business, operations or affairs of the Company Parties or Subsidiaries (including, without limitation, any litigation in which any Company Party is involved) or (iii) the lawsuit entitled IN RE INTERDENT, INC. STOCKHOLDERS LITIGATION, filed and currently pending in the Court of Chancery in the State of Delaware in and for New Castle County (Consolidated Civil Action No. 17496-NC), and any and all actions, suits and other proceedings consolidated therewith, related thereto or otherwise arising out of the same set of facts and circumstances or gravamen (whether pending in any other court in the State of Delaware or any court or other forum in any other state or jurisdiction); or

                           (iv) The actual or alleged presence of Hazardous Materials on any property of any Company Party or any Environmental Condition.

                  (b) The Company Parties shall either pay directly all Losses which they are required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall be separate obligations to each Indemnified Party, and the liability of the Company Parties to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

                  (c) The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall survive (i) the repayment of the Note (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Note or any interest therein, (iii) the termination of this Agreement or any other Investment Document and (iv) the issuance, exercise, assignment and/or sale of the Warrant (or any interest therein) or the sale of the Warrant Shares.

         8.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 8 shall (a) give prompt written notice to the Issuers of any claim with respect to which it is entitled to seek indemnification and (b) permit the Issuers to assume the defense of such claim with counsel selected by them and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim and the fees and expenses of such counsel shall be at the expense of such Person, UNLESS (i) the Issuers have agreed to pay such fees or expenses; (ii) the Issuers have failed to notify such Person in writing within ten (10) days of its or their receipt of written notice from such Person that they will assume the defense of such claim and employ counsel reasonably acceptable to such Person; or (iii) in the judgment of any such Person, a conflict of interest exists between such Person, on the one hand, and any Company Party, on the other hand, with respect to such claims (in which case, if the Person notifies the Issuers in writing that such Person elects to employ separate counsel at the expense of the Issuers, the Issuers shall not have the right to assume the defense of such claim on behalf of such Person). The Issuers will not be subject to any liability for any settlement made without their consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent of the Issuers (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Issuers of a release from all liability in respect of such claim or litigation.

         8.4 CONTRIBUTION. If the indemnification provided for in this SECTION 8 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either any Company Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 8.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         8.5 REIMBURSEMENT OF DEAL-RELATED COSTS AND EXPENSES. Notwithstanding anything to the contrary contained herein or otherwise, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, and in addition to all other amounts due or owing to the Purchaser hereunder, under any other Investment Document or otherwise, the Company Parties shall be jointly and severally responsible, and jointly and severally agree to promptly reimburse the Purchaser, for all costs and expenses of every type and nature (including, without limitation, all fees and expenses of counsel, accounting fees and expenses and other deal-related costs and expenses) incurred by or on behalf of the Purchaser, in connection with the Purchaser's due diligence investigation of the Company Parties and their Affiliates, the preparation, negotiation, execution, delivery and enforcement of this Agreement, the Note, the Warrant and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby (which costs and expenses may be withheld by the Purchaser from the proceeds to be delivered by the Purchaser at the Closing pursuant to SECTION 7.4). At the Purchaser's request and direction, the Company Parties shall reimburse third party providers of the Purchaser directly for all of such costs and expenses. In addition, the Company Parties shall jointly and severally pay to the Purchaser such fees, costs and expenses at the Closing, if the Closing occurs, or within two (2) Business Days of any written demand therefor by the Purchaser, if the Closing shall not occur for any reason whatsoever.

         8.6 COSTS AND EXPENSES. The Company Parties jointly and severally agree to pay to the Purchaser on demand all costs and expenses of every type and nature (including, without limitation, all fees and expenses of attorneys, accountants and other experts and all due diligence, collateral review, appraisal, search, filing and recording fees and expenses) which are expended or incurred by or on behalf of the Purchaser in connection with (a) the administration of the Investment Documents and the collection and enforcement of the Obligations, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to the Obligations; (c) the protection or preservation of any rights, powers or remedies of the Purchaser under this Agreement or any other Investment Document;
(d) any actions taken by the Purchaser in negotiating any amendment, waiver, consent or release of or under this Agreement, the Note or any other Investment Document; (e) if the Purchaser believes that a Default or Event of Default has occurred or is likely to occur, any actions taken in reviewing the Company Parties' financial affairs, which actions shall include, but not be limited to,
(i) inspecting the facilities of any Company Party or any of its Affiliates or conducting audits or appraisals of the financial condition of any Company Party or any of its Affiliates; (ii) having an accounting or other firm selected by the Purchaser review the books and records of any Company

Party and perform a thorough and complete examination thereof; (iii) interviewing the Company Parties' employees, attorneys, accountants, customers and any other Persons related to the Company Parties which the Purchaser believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of any of the Company Parties; and (iv) undertaking any other action which the Purchaser believes is necessary to assess accurately the financial condition and prospects of the Company Parties; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving any Company Party or any of its Affiliates, including, without limitation, any refinancing or restructuring of this Agreement, the Note or any other Investment Documents; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Purchaser by any Company Party or any other Person under the Investment Documents; (h) any effort by the Purchaser to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Laws; or
(i) having counsel advise the Purchaser as to its rights and responsibilities, the perfection, protection or preservation of rights or interests under the Investment Documents, with respect to negotiations with any Company Party or with other creditors of any Company Party or with respect to any proceeding under any Bankruptcy Law. The Company Parties hereby consent to the taking of the foregoing actions by the Purchaser without condition or restriction.

9. AFFIRMATIVE COVENANTS. The Company Parties jointly and severally covenant and agree that, except as provided in SECTION 9.22, so long as any Obligations under the Note remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, at least 1,000,000 shares of Parent Common Stock, they shall perform, comply with and observe each of the covenants set forth in this SECTION 9, as applicable.

         9.1 PAYMENT OF NOTE AND OTHER OBLIGATIONS. The Company Parties shall fully and timely pay all Obligations owing pursuant to the terms of this Agreement, the Note (including, without limitation, all principal thereof, premium, if any, and interest thereon), the Warrant, the Guaranties and the other Investment Documents, in each case on the dates and in the manner provided for herein and therein.

         9.2 PERFORMANCE OF INVESTMENT DOCUMENTS. The Company Parties shall, and shall cause the Subsidiaries to, perform, comply with and observe all of their obligations under this Agreement, the Note, the Warrant and each other Investment Document to which they are a party.

         9.3 INFORMATION REPORTING REQUIREMENTS. The Issuers shall furnish to the Purchaser:

                  (a) Within 105 days after the end of each Fiscal Year, (i) consolidated balance sheets and consolidated income statements showing the financial condition of Parent and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, (ii) a consolidated statement of shareholders' equity and a consolidated statement of cash flows, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing financial statements to be audited by independent public accountants acceptable to the Senior Administrative Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board) and to be in form and substance acceptable to the Senior Administrative Agent, (iii) consolidating income statements by market place as of the close of such Fiscal Year, such consolidating income statements to be in form and substance acceptable to the Senior Agents and (iv) consolidating balance sheets, income statements and statements of cash flows showing the financial condition of Parent, GDSC and DCA as of the close of such Fiscal Year and the results of such Person's operations during such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, in the case of clauses (iii) and (iv), prepared and certified by the Chief Financial Officers of the Issuers as having been prepared in accordance with GAAP and, with respect to clause (iv), as presenting fairly the financial condition and results of operations of the applicable Person;

                  (b) Within 45 days after the end of each Fiscal Quarter of Parent, (i) unaudited consolidated balance sheets and consolidated income statements showing the financial condition and results of operations of Parent and its subsidiaries as of the end of each such Fiscal Quarter, (ii) a consolidated statement of shareholders' equity, (iii) a consolidated statement of cash flows, in each case for the Fiscal Quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such Fiscal Quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under clause (g) below and to the results for the comparable period during the immediately preceding Fiscal Year, (iv) consolidating income statements by market place as of the end of each such Fiscal Quarter, such consolidating income statements to be in form and substance acceptable to the Senior Agents and shall reconcile with the consolidated income statements delivered pursuant to clause (i) of this clause (b) and (v) "same practice" performance comparative information in form and substance satisfactory to the Senior Administrative Agent;

                  (c) Within (x) 30 days after the end of each month other than for any month coinciding with the end of a Fiscal Quarter and (y) within 45 days after the end of each month coinciding with the end of a Fiscal Quarter, (i) unaudited consolidated balance sheets and income statements showing the financial condition and results of operations of Parent and its subsidiaries as of the end of each such month, (ii) a consolidated statement of shareholders' equity, (iii) a consolidated statement of cash flows, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under clause (g) below and to the results for the comparable period during the immediately preceding Fiscal Year and (iv) income statements by market place as of the end of each such month, such financial statements to be in form and substance satisfactory to the Senior Agents, in each case prepared and certified by the Chief Financial Officer of the Issuers as presenting fairly the financial condition and results of operations of Parent and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to the absence of footnotes and normal year-end audit adjustments;

                  (d) Promptly after the same become publicly available (but not later than five (5) days thereafter), copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by Parent or any of its subsidiaries with the Commission pursuant to the requirements of the Securities Act or the Exchange Act;

                  (e) Simultaneously with the delivery of the financial statements required to be delivered to the Purchaser under clauses (a) and (b) of this SECTION 9.3, (i) a Compliance Certificate, in substantially the form of EXHIBIT C (a "COMPLIANCE CERTIFICATE"), executed by the Chief Financial Officer of each of the Issuers and Parent, certifying that, to the best of his or her knowledge, no Default or Event of Default has occurred (including (A) calculations demonstrating compliance, as of the dates of the financial statements being delivered, with the financial covenants set forth in SECTION
10.16 and (B) appropriate schedules as may be requested by the Purchaser in support of such calculations) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) an update to the organizational chart for Parent and its subsidiaries, evidencing any acquisitions made during the applicable period;

                  (f) Concurrently with any delivery under clause (a) above, any related management letters prepared by the independent public accountants who reported on the financial statements delivered thereunder, with respect to the internal audit and financial controls of Parent or any of its subsidiaries;

                  (g) Within 30 days after the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to Capital Expenditures) for the Issuers and their respective subsidiaries for such Fiscal Year (including monthly balance sheets, statements of income and of cash flow) and annual projections through the final maturity date of the Note prepared by management and in form, substance and detail (including, without limitation, principal assumptions) satisfactory to the Senior Administrative Agent;

                  (h) As soon as practicable (but not later than five (5) days after availability), copies of all reports, forms, filings, loan documents and financial information submitted to or received from any Governmental Authorities and/or Parent's shareholders;

                  (i) As soon as possible (and in any event within two (2) Business Days) after any Company Party or Subsidiary obtains knowledge thereof, written notice of the occurrence of any event, act, development or condition which constitutes a Default or Event of Default or any "default" or "event of default" under the terms of any Other Debt Documents (including, without limitation, the Senior Credit Documents), specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

                  (j) Within thirty (30) days of the closing of any Permitted Acquisition, copies of all documents related thereto and which were not previously required to be delivered to the Purchaser pursuant to the terms of this Agreement;

                  (k) Promptly (but not later than three (3) days thereafter), written notice of:

                           (i) the issuance by any Governmental Authority of any injunction, order, decision or other restraint invalidating, or having the effect of invalidating, any provision of this Agreement, the Note or the other Investment Documents, or the filing or commencement of any action, suit or other proceeding seeking any such injunction, order, decision or other restraint;

                           (ii) the filing or commencement of any action, suit or other proceeding against Parent or any of its subsidiaries or, to the extent known by an Executive Officer of any Issuer, against any Affiliated Dental Practice, whether at law or in equity or by or before any Governmental Authority, (i) which is material and is brought by or on behalf of any Governmental Authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No.
         5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more Issuers or a subsidiary thereof or an Affiliated Dental Practice in an aggregate amount of $200,000 or more, not reimbursable by insurance or (B) materially impair the right of Parent, any Issuer or a subsidiary thereof to perform its obligations under this Agreement, the Note or any other Investment Document to which it is a party; and

                           (iii) any occurrence or development in the business or affairs of Parent or any of its subsidiaries which has had or which is reasonably likely to have a Material Adverse Effect;

                  (l) Within forty-five (45) days after the end of each Fiscal Quarter of Parent:

                           (i) a detailed analysis of loans and advances made to Affiliated Dental Practices during such Fiscal Quarter, by Affiliated Dental Practice, including the total amount of loans and advances to Affiliated Dental Practices outstanding as at the end of such Fiscal Quarter;

                           (ii) a "same store sales" analysis in reasonable detail, for each

         Affiliated Dental Practice, as of the end of such Fiscal Quarter; and

                           (iii) such additional information regarding the financial performance (including, without limitation, revenues, expenses and capital expenditures) of the Affiliated Dental Practices as the Issuers and the Purchaser may mutually agree;

                  (m) Promptly (but not later than three (3) Business Days) after receipt of any Governmental Report, or series of Governmental Reports, a copy (or copies) of such Governmental Report(s) (or written summaries of any substantially similar oral Governmental Report);

                  (n) Promptly after the release thereof (and in any event not later than one (1) Business Days thereafter), copies of all press releases;

                  (o) Promptly after any Company Party or Subsidiary has knowledge or becomes aware thereof (and in any event not later than three (3) Business Days thereafter), written notice of the occurrence of any Event of Loss with respect to the property or assets of any Company Party or Subsidiary aggregating $100,000 or more;

                  (p) Prompt written notice, in reasonable detail, of any proposed creation, incorporation or acquisition of any Company Party or Subsidiary in connection with any Permitted Acquisition which involves a purchase price of $5,000,000 or more;

                  (q) Prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Company Parties' knowledge, threatened against or affecting any Company Party or Subsidiary which (A) if adversely determined would involve an aggregate liability of $100,000 (or its equivalent in another currency) or more, or (B) otherwise may have a Material Adverse Effect;

                  (r) Within ten (10) days of the date thereof, notice of any material change in accounting policies or financial reporting practices by any Company Party or Subsidiary;

                  (s) Promptly after the occurrence thereof (and in any event not later than three (3) Business Days thereafter), notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving any Company Party or Subsidiary;

                  (t) Promptly upon request (and in any event not later than three (3) Business Days thereafter), such other notices and other information (whether or not in the possession of third parties) concerning the business, operations, condition (financial or otherwise), affairs or prospects of Parent and its Subsidiaries and Affiliates as the Purchaser may from time to time request, including, without limitation, written notices of any issuances or sales of Parent

Common Stock.

         9.4 COMPANY SEC DOCUMENTS. So long as Parent has securities registered pursuant to Section 12 of the Exchange Act or is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent shall timely file with the Commission, and provide to the Purchaser concurrently therewith, all Company SEC Documents as are specified in the Exchange Act as being required to be filed by U.S. corporations that are subject to reporting requirements of the Exchange Act. In addition, Parent shall timely file with the Nasdaq, and provide to the Purchaser concurrently therewith, all Company SEC Documents required to be filed therewith. Each Company SEC Document to be filed by Parent, when filed with the Commission or the Nasdaq, as the case may be, will comply with all applicable requirements of the Securities Act, the Exchange Act or the Nasdaq rules, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements to be included in each Company SEC Document to be filed by Parent will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

         9.5 COMPLIANCE WITH LAWS; CONSENTS. The Company Parties shall, and shall cause the Subsidiaries to, comply at all times in all material respects with all Applicable Laws (including, without limitation, all DMO Regulations) and governmental orders relating to public and employee health and safety and all Environmental Laws) in respect of the conduct of its or their businesses and the ownership of its or their properties in the states or other jurisdictions in which it or they conduct their respective businesses, except to the extent that non-compliance could not have a Material Adverse Effect. The Company Parties shall obtain and maintain all Consents necessary in connection with the execution, delivery and performance of the Investment Documents, the consummation of the transactions therein contemplated and the conduct of their business and the ownership of its properties and the properties of the Subsidiaries.

         9.6 LEGAL EXISTENCE. The Company Parties shall, and shall cause the Subsidiaries to, at all times do or cause to be done all things necessary to (a) maintain and preserve their existence and their material rights and privileges,
(b) become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where the failure to be so qualified could not have a Material Adverse Effect and (c) preserve, renew and keep in full force and effect all of their Operating Licenses, except where the failure to maintain such Operating Licenses could not have a Material Adverse Effect.

         9.7 BOOKS AND RECORDS; INSPECTIONS. The Company Parties shall, and shall cause the Subsidiaries to, maintain proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Laws shall be made of all material dealings and transactions in relation to their business and activities. The Company Parties shall permit the designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company Parties and their Subsidiaries, and to examine and make copies of, and abstracts from, the books of record and account of the Company Parties and their Subsidiaries and, without placing any conditions on the same, to discuss the affairs, finances and accounts of the Company Parties and their Subsidiaries with, and be advised as to the same by, its officers, employees, attorneys and independent accountants, all during normal business hours and at such reasonable times and to such extent as the Purchaser may request (and in any event as soon as practicable (and not later than three (3) Business Days) thereafter).

         9.8 MAINTENANCE OF PROPERTIES. The Company Parties shall, and shall cause the Subsidiaries to, maintain and preserve all of their properties which are necessary or otherwise material in the conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material personal property leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The Company Parties shall, and shall cause the Subsidiaries to, (a) make all payments and otherwise perform their material obligations under all leases of Real Property, and all leases of material personal property, to which any Company Party or Subsidiary is a party, (b) keep all such leases in full force and effect and not permit any of such leases entered into outside of the ordinary course of business to expire, lapse or be terminated, (c) promptly notify the Purchaser of any default by any party thereto and cooperate with the Purchaser in all respects to cure any such default. The Company Parties shall, and shall cause the Subsidiaries to, pay and discharge each lawful claim which, if unpaid, would by law become a Lien (other than a Customary Permitted Lien) upon their properties.

         9.9      INSURANCE.

                  (a) The Company Parties shall, and shall cause the Subsidiaries to, maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions normally maintained by companies engaged in the same or similar business as the Company Parties and their Subsidiaries against loss or damage and such other policies of insurance and coverage amount as may be reasonably requested by the Purchaser. Such insurance shall include, without limitation, comprehensive general liability, fire and extended coverage, property damage, workers' compensation, business interruption insurance (either for loss of revenues or for additional expenses) and directors and officers liability insurance as provided in the Investor Rights Agreement. In addition, the Company Parties shall cause each

Affiliated Dental Practice to maintain such medical malpractice insurance as is customary for similar dental practices and maintain such other insurance as may be reasonably requested by the Purchaser. All insurance covering liability of the Company Parties or any Subsidiary shall name the Purchaser as an additional insured.

                  (b) The Issuers shall procure from financially sound and reputable insurers acceptable to the Purchaser within ninety (90) days after the Closing, and maintain until the Obligations have been indefeasibly paid in full, key man life insurance policies on the lives of each of Michael T. Fiore and Steven R. Matzkin, D.D.S. in a coverage amount of $5.0 million ($10.0 million in the aggregate). Each such policy shall provide that the full amount of insurance proceeds shall be payable to the Issuers.

                  (c) Each of the insurance policies required to be maintained under this SECTION 9.9 shall provide for at least thirty (30) days' prior written notice to the Purchaser of the cancellation or substantial modification thereof. Receipt of such notice shall entitle the Purchaser to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this SECTION 9.9 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Issuers.

         9.10 TAXES. The Company Parties shall, and shall cause the Subsidiaries to, pay and discharge promptly when due all Taxes imposed upon them or any of its or their properties or in respect of any of their franchises, business, income or property before any penalty shall be incurred with respect to such Taxes; PROVIDED, HOWEVER, that the Company Parties and the Subsidiaries need not pay or discharge any such Tax so long as (a) the validity or amount thereof is being contested in good faith and by appropriate proceedings, (b) such Person's outside Tax counsel shall have advised it in writing that it has a reasonable legal basis for contesting the validity or amount of such Tax and (c) reserves as may be required by GAAP shall have been made therefor.

         9.11     ERISA MATTERS.

                  (a) The Company Parties shall, and shall cause the Subsidiaries to, cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and Applicable Law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Applicable Law; PROVIDED, HOWEVER, that no Company Party or Subsidiary shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the Board of Directors of such Person, are adequate with respect thereto.

                  (b) The Company Parties shall, and shall cause the Subsidiaries to, deliver to the Purchaser promptly, but in no event more than five (5) Business Days after any officer of any

Company Party or Subsidiary obtains knowledge of (i) the Internal Revenue Service's (A) revocation of the tax-qualified status of any Benefit Plan that is a tax-qualified retirement plan, (B) imposition of an excise tax upon the occurrence of a "prohibited transaction" as such term is defined in Section 4975 of the Code, or (C) disallowance of a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), or (iii) the United States Department of Labor's imposition of a penalty under Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

         9.12 COMMUNICATION WITH ACCOUNTANTS. The Company Parties hereby authorize the Purchaser to communicate directly with the Company Parties' independent certified public accountants and instruct such accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents, workpapers and schedules as the Purchaser may request, without any restrictions being placed on such communications.

         9.13 COMPLIANCE WITH MATERIAL CONTRACTS. The Company Parties shall, and shall cause the Subsidiaries to, (a) perform, comply with and observe all terms and provisions of each Material Contract to be performed, complied with or observed by it or them, (b) subject to SECTION 10.11(d), maintain each Material Contract in full force and effect and (c) enforce each Material Contract in accordance with its terms. The Company Parties shall, and shall cause the Subsidiaries to, promptly make such demands or requests for information from each other party to any Material Contract, and take action against each other party to any Material Contract, as the Purchaser may request and, in connection with the enforcement of any rights or remedies of any Company Party or Subsidiary under any employment agreement, non-competition, non-solicitation and/or confidentiality agreement or similar agreement to which they are a party, respectively, in the event the Purchaser requests that such Company Party or Subsidiary file any action, suit or other proceeding seeking injunctive or other equitable relief against such other party, such Company Party shall do so within three (3) Business Days of its receipt of such request.

         9.14     ENVIRONMENTAL MATTERS.

                  (a) The Company Parties shall, and shall use their commercially reasonable efforts to cause all tenants and other Persons who may come upon any Real Property to comply, with all Environmental Laws, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the Real Property. The Company Parties shall not, and shall not permit the Subsidiaries to, install or allow to be installed any underground storage tanks on any Real Property.

                  (b) The Issuers shall each promptly (and in any event within five (5) Business Days) notify the Purchaser in writing (i) if any of them knows, suspects or believes there may be any Hazardous Materials in or around any part of the Real Property, any improvements constructed on the Real Property, or the soil, groundwater or soil vapor on or under the Real Property, or that any Company Party or the Real Property may be subject to any threatened or pending investigation by any Governmental Authority under any Applicable Laws pertaining to any Hazardous Materials, and (ii) of any claim made or threatened by any Person arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the Real Property, any improvements constructed on the Real Property or the soil, groundwater or soil vapor on or under the Real Property (any of the matters described in clauses (i) and (ii) above being referred to as a "HAZARDOUS MATERIALS CLAIM").

                  (c) The Purchaser shall have the right, during normal business hours, to enter and visit any Real Property for the purposes of observing the Real Property, taking and removing soil or groundwater samples and conducting tests on any part of the Real Property but to do so in such a manner as not to materially interfere with the business of any Company Party, if the Purchaser reasonably believes that Hazardous Materials may be present on the Real Property, all at the cost and expense of the Company Parties; PROVIDED, HOWEVER, that the Purchaser shall not have any duty to visit or observe the Real Property or to conduct tests, and no site visit, observation or testing by the Purchaser shall impose any liability on the Purchaser. The Company Parties shall use their reasonable efforts to obtain all Consents necessary, if any, for the Purchaser to do any of the same. In no event will any site visit, observation or testing by the Purchaser be a representation that Hazardous Materials are or are not present in, on or under the Real Property, or that there has been or will be compliance with any Environmental Law. Neither the Company Parties, the Subsidiaries nor any other Person shall be entitled to rely on any site visit, observation or testing by the Purchaser. The Purchaser owes no duty of care to protect the Company Parties or any other Person against or to inform the Company Parties or any other Person of the presence of any Hazardous Materials or any other adverse condition affecting the Real Property, except that the Purchaser shall repair any damage to Real Property caused by or on behalf of the Purchaser in connection with any inspection by the Purchaser of such Real Property. The Purchaser shall use its reasonable efforts to avoid interfering with the existing use of the Real Property by the Company Parties in exercising any rights provided in this SECTION 9.14.

                  (d) The Company Parties shall, and shall cause each of their Subsidiaries to, promptly undertake any and all remedial work in response to Hazardous Materials Claims to the extent required by any Governmental Authority involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the Real Property.

         9.15 ADDITIONAL COMPANY PARTIES. The Issuers shall cause any direct or indirect Subsidiary of any Company Party formed, created or acquired at any time after the Closing to execute and deliver to the Purchaser promptly (and in any event within three (3) days after such formation, creation or acquisition) (a) a joinder to the Subsidiary Guaranty, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary would become a Subsidiary Guarantor and (b) such additional agreements, instruments, approvals and documents, and legal opinions, as the Purchaser may reasonably request to effect the intent that such Subsidiary shall become bound by all of the covenants and agreements contained in this Agreement and the other Investment Documents.

         9.16 NASDAQ LISTING. Parent shall maintain at all times the listing of the Parent Common Stock on the Nasdaq (or on a national securities exchange acceptable to Parent); PROVIDED, HOWEVER, that Parent shall not be obligated to comply with this SECTION 9.16 following the occurrence of any Change in Control described in clause (i) or (iii) of the definition thereof if Parent obtains a customary fairness opinion with respect to such Change in Control transaction from an investment banking firm of recognized national standing.

         9.17     SUBORDINATION OF ACQUISITION NOTES; NEW ACQUISITION NOTES.

                  (a) The Company Parties shall use their respective best efforts to obtain and deliver to the Purchaser, within one hundred twenty (120) days after the Closing Date, at the Company Parties' sole cost and expense (PROVIDED, HOWEVER, that the Company Parties shall not be required to incur more than $50,000 of costs and expenses in using their best efforts), for each Acquisition Note outstanding as of the date hereof, a subordination agreement, in form and substance satisfactory to the Purchaser, duly executed by the applicable Company Party or Subsidiary and each payee or holder of such Acquisition Note, pursuant to which such payee or holder agrees substantially that the obligations evidenced by such Acquisition Note shall be expressly subordinate and junior in right of payment to all principal amounts of, and accrued interest on (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the applicable Company Party or Subsidiary), the Note this Agreement or any instrument or agreement relating thereto or hereto to which the applicable Company Party or Subsidiary is a party with the Purchaser, or other indebtedness, obligation or liability of the applicable Company Party or Subsidiary under this Agreement, the Note or any other such instrument or agreement. For purposes of each such subordination agreement, the phrase "subordinate and junior in right of payment" shall substantially have the meaning set forth in the Subordinated Acquisition Notes. At the request of the Purchaser, the Company Parties or Subsidiary shall permit the Purchaser to participate in any discussions or negotiations conducted with any such payees or holders in connection with obtaining such subordination agreement. Nothing in this SECTION 9.17 shall require the Company Parties to make any payment to any payee or holder of an Acquisition Note in consideration for any subordination agreement referred to above.

                  (b) In the event that any Company Party or Subsidiary issues at any time or from time to time after the date hereof any Acquisition Note in connection with any acquisition of and/or affiliation with dental practices, dental practice management companies or persons engaged in the Dental Insurance Business, such Acquisition Note shall contain terms of subordination that are substantially similar to the terms of subordination provided for in SECTION 9.17(a).

         9.18 ENFORCEMENT OF RIGHTS. At the request of the Purchaser, the Company Parties shall enforce any and all indemnification rights which might arise under any Purchase Agreement to the extent the related loss, if not indemnified, would be material.

         9.19 SECURITY FOR OBLIGATIONS. The Company Parties shall, on or prior to June 30, 2001, (a) obtain all Consents necessary to permit the Company Parties to grant to the Purchaser a valid first priority security interest and Lien (subject only to the Liens granted under the Senior Credit Documents and the Fremont Note) in and to the assets, properties and rights of the Company Parties, respectively, to secure the payment and performance of the Obligations,
(b) immediately after obtaining such Consents, grant to the Purchaser such security interest and Lien to secure the payment and performance of the Obligations and (c) execute and deliver such agreements, instruments and other documents as may be requested by the Purchaser, in form and substance satisfactory to the Purchaser, in order to create, perfect, establish and maintain such security interest and Lien. If the Company Parties fail to fulfill each of the covenants and other obligations set forth in the immediately preceding sentence on or prior to June 30, 2001, then the Warrant Purchase Price (as such term is defined in the Warrant) in effect at such time shall be reset in accordance with the provisions of Section 2.3(b) of the Warrant and the Purchaser shall have no further right or remedy solely with respect to the Company Parties' failure to perform such covenants and other obligations.

         9.20 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished to the Purchaser by or on behalf of the Company Parties, any of their Subsidiaries or any of their respective representatives or agents in connection with this Agreement, the other Investment Documents or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

         9.21 FURTHER ASSURANCES. Promptly after request by the Purchaser, from time to time after the date hereof, the Issuers shall, and shall use their respective best efforts to cause any other Persons who are required to give their Consent to execute and deliver, such instruments, certificates and documents, and will take all such actions, for the purposes of implementing or effectuating the provisions of this Agreement, the Note, the Warrant, the Guaranties and the other Investment Documents. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement or any other Investment Document which requires any Consent, each Issuer will execute and deliver, and will cause any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent. Promptly upon request by the Purchaser, each Issuer shall correct any material defect or error that may exist or be discovered in this Agreement, the Note, the Warrant, the Guaranties or any other Investment Document or in the execution, acknowledgment, filing or recordation thereof.

         9.22 SURVIVAL OF CERTAIN AFFIRMATIVE COVENANTS. From and after the date that the Obligations under the Note have been indefeasibly paid in full in cash, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTIONS 9.3 (Information Reporting Requirements), 9.7 (Books and Records; Inspections), 9.8 (Maintenance of Properties), 9.9 (Insurance), 9.12 (Communications with Accountants), 9.13 (Compliance with Material Contracts), 9.14 (Environmental Matters), 9.15 (Additional Company Parties), 9.17 (Subordination of Acquisition Notes; New Acquisition Notes), 9.18 (Enforcement of Rights), 9.19 (Security for Obligations) and 9.20 (Future Information).

10. NEGATIVE AND FINANCIAL COVENANTS. The Company Parties jointly and severally covenant and agree that, except as provided in SECTION 10.17, so long as any Obligations under the Note remain outstanding or the Purchaser owns or holds, or has the right to acquire, directly or indirectly, at least 1,000,000 shares of Parent Common Stock, they shall perform, comply with and observe each of the covenants set forth in this SECTION 10, as applicable.

         10.1 LIMITATIONS ON INDEBTEDNESS. The Company Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any Indebtedness, except for:

                  (a) The Obligations;

                  (b) Indebtedness under the Senior Credit Documents, subject to
SECTION 10.11;

                  (c) Indebtedness (including, without limitation, the Convertible Subordinated Notes) existing on the date hereof and listed on
SCHEDULE 10.1, subject to SECTION 10.11;

                  (d) Indebtedness, earn-out liabilities and other obligations listed on SCHEDULE 10.1 or incurred after the date hereof in connection with any LLCP Permitted Acquisition;

                  (e) Guarantees of promissory notes or other evidences of indebtedness issued in connection with any LLCP Permitted Acquisition made by any Issuer or any Subsidiary Guarantor which is a direct Subsidiary of any Issuer; and

                  (f) Unsecured Subordinated Indebtedness incurred after the date hereof on terms and conditions reasonably acceptable to the Purchaser.

         10.2 LIMITATIONS ON LIENS. The Company Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any Lien on or with respect to any of their properties (whether tangible or intangible, now owned or hereafter acquired, including, without limitation, accounts), except:

                  (a) Liens granted pursuant to the Senior Credit Documents;

                  (b) the Liens listed on SCHEDULE 10.2, but excluding any Liens incurred in connection with Indebtedness incurred to refinance, renew, replace, restructure, exchange or refund the Indebtedness secured by such listed Liens, subject to SECTION 10.11;

                  (c) Liens granted by any Company Party which is a direct Subsidiary of one of the Issuers in connection with any LLCP Permitted Acquisition to secure the payment or performance of any Acquisition Notes issued in connection with such LLCP Permitted Acquisition; and

                  (d)      Customary Permitted Liens.

         10.3 LIMITATIONS ON INVESTMENTS. The Company Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, make or own any Investment other than (collectively, "PERMITTED INVESTMENTS"):

                  (a) any direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof;

                  (b) any interest-bearing demand or time deposits or certificates of deposit that mature no more than sixty (60) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent;

                  (c) investments in the Capital Stock of any Subsidiary existing on the Closing Date, but not any additional investments therein;

                  (d) LLCP Permitted Acquisitions; and

                  (e) loans or advances by any Company Party or Subsidiary to any Subsidiary (including, without limitation, any Regulated Subsidiary or Affiliated Dental Practice), PROVIDED that such loans or advances are evidenced by a subordinated promissory note, in form and substance satisfactory to the Purchaser, and such subordinated promissory note is pledged to the Purchaser pursuant to the Pledge Agreement.

         10.4 SALE AND LEASE-BACK TRANSACTIONS. The Company Parties shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby any Issuer or any of its Subsidiaries shall sell or transfer any property, whether real, personal or mixed, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Issuer or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         10.5 LIMITATIONS ON PAYMENTS. The Company Parties shall not, and shall not permit any Subsidiary to:

                  (a) Declare or pay, directly or indirectly, any cash dividends or other distribution, whether in cash, securities, property or a combination thereof, on account of or with respect to any shares of their Capital Stock or other securities now or hereafter outstanding;

                  (b) Redeem, retire, purchase or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, any shares of their Capital Stock now or hereafter outstanding;

                  (c) Pay or prepay any principal of, premium, if any, or interest, fees or other amounts on or with respect to, or redeem, retire, purchase or otherwise acquire for value or set apart any money for a sinking, defeasance or other analogous fund for, or make any payment in violation of the subordination terms of, any Indebtedness, except as expressly provided in the Subordination Agreements;

                  (d) Make any advances or loans, or pay any management, consulting or similar fees or any other payments of any kind, to any of their officers, directors or other Affiliates, or to members of their respective Immediate Families, except as may be contemplated by SCHEDULE 3.37; and

                  (e) Make any Investment in any Person other than a Permitted Investment;

PROVIDED, HOWEVER, that (i) so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, GDMI may pay dividends to GDSC and any Subsidiary Guarantor may pay dividends to its immediate parent so long as such immediate parent is a Subsidiary Guarantor or an Issuer and (ii) except as set forth in the Convertible Subordinated Note Documents, GDSC may pay interest on the Convertible Subordinated Notes to the holders thereof in accordance with the terms thereof.

         10.6 LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Except as required by any Governmental Authority with respect to the Regulated Subsidiaries, the Company Parties shall not, and shall not permit any Subsidiary to, enter into or permit to exist any agreement, arrangement, instrument or other document (other than the Senior Credit Documents, subject to SECTION 10.11) which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any Subsidiary of GDSC or DCA to (a) pay dividends or make other distributions in respect of its Capital Stock, (b) pay or repay any Indebtedness owed to any Company Party, (c) make loans or advances to any Company Party or
(d) transfer any of its properties or assets to any Company Party.

         10.7 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company Parties shall not, and shall not permit any Subsidiary to, enter into at any time any contract, transaction or other arrangement involving any Company Party or Subsidiary, on the one hand, and any other Company Party or any of its or their respective Affiliates, officers, directors or employees, on the other hand, unless such contract, transaction or arrangement (a) has been approved in writing in advance by a majority of the disinterested directors of the Board of Directors of Parent and (b) will be on terms and conditions that are no less favorable to the applicable Company Party or Subsidiary, as the case may be, than those that would be obtained from any Person who is not an Affiliate of (or otherwise related to) the Company Party or Subsidiary, as the case may be, in a similar transaction; PROVIDED, HOWEVER, that this SECTION 10.7 shall not apply to (i) any inter-company transactions between or among any Company Parties (PROVIDED that each such Company Party is a direct or indirect wholly owned Subsidiary of any Issuer) or (ii) the loan transactions listed in SCHEDULE 10.7 between Parent and the members of management of Parent listed therein for the dollar amounts set forth therein. The Company Parties shall not, and shall not permit any Subsidiary to, make any payments to any Affiliated Dental Practice unless such payment is required to be made by such Company Party or Subsidiary under the applicable Management Agreement with such Affiliated Dental Practice, an Other Debt Document in existence as of the date hereof or incurred after the date hereof in connection with any LLCP Permitted Acquisition.

         10.8 CHANGE IN BUSINESS. The Company Parties shall not, and shall not permit any Subsidiary to, engage in any business other than the business of providing dental practice management and related services to dental professional corporations and associations within the United States of America.

         10.9 SALES OF RECEIVABLES. The Company Parties shall not, and shall not permit any Subsidiary to, sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, chattel paper, promissory notes, drafts or trade acceptances or other rights to receive payment held by them, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

         10.10 FUNDAMENTAL CHANGES. The Company Parties shall not, and shall not permit any Subsidiary to:

                  (a) make any change in their business objectives, purposes, structure or operations as the same exists on the date hereof;

                  (b) amend, modify or alter their charter, bylaws or other organizational documents in any manner which is either (i) adverse to the Purchaser or (ii) adversely affects the ability of the Company Party or Subsidiary to repay the Obligations or the Guarantied Obligations, as the case may be, or otherwise perform its obligations hereunder or under any other Investment Document;

                  (c) merge, consolidate, amalgamate, reorganize or recapitalize;

                  (d) form, create or acquire any additional Subsidiaries, except in connection with any LLCP Permitted Acquisitions;

                  (e) sell, lease, transfer or otherwise dispose of, in any transaction or series of transactions, any assets (whether now owned or hereafter acquired), other than (i) inventory sold in the ordinary course of business and (ii) dispositions of obsolete assets in the ordinary course of business not to exceed $50,000 in the aggregate in any Fiscal Year;

                  (f) wind up, liquidate or dissolve any of them (or permit or suffer any thereof);

                  (g) become a general partner in any limited partnership or joint venture; or

                  (h) engage in any transactions involving commodity options or futures contracts or any similar speculative transactions.

         10.11 AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO MATERIAL CONTRACTS. The Company Parties shall not, and shall not permit any Subsidiary to, without the prior written consent of the Purchaser:

                  (a) Enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of the Capital Stock of any Company Party, except for, in the case of Parent, the Investor Rights Agreement;

                  (b) Extend, refinance, renew, replace, restructure, exchange or refund, or incur any Indebtedness for the purpose of repaying, any Indebtedness of the Company Parties; PROVIDED, HOWEVER, that the Issuers may refinance, renew, replace, restructure, exchange or refund all Indebtedness existing under the Senior Credit Documents if the terms of subordination which would apply to the Indebtedness evidenced by the Note after giving effect to such refinancing, renewal, replacement, restructuring, exchange or refunding would be no less favorable to the Purchaser than those set forth in the Senior Agent/LLCP Subordination Agreement;

                  (c) (i) Amend, supplement, restate or otherwise modify any Other Debt Document (other than the Senior Credit Documents), or request a waiver of any term or provision contained therein, or (ii) amend, supplement or otherwise modify any Senior Credit Document in connection with any extension, refinancing, renewal, replacement, restructuring, exchange or refunding of any Indebtedness owing thereunder, other than as provided in the proviso set forth in SECTION 10.11(B); or

                  (d) Cancel or terminate (or consent to or accept any cancellation or termination of) any Material Contract, including, without limitation, any Other Debt Document (but expressly excluding the Senior Credit Documents), amend or otherwise modify any Material Contract (other than the Senior Credit Documents) or give any consent, waiver or approval thereunder, waive any breach of or default under any such Material Contract, or take any action in connection with any such Material Contract that would impair the value of the interests or rights of any Company Party or Subsidiary thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any other Investment Document.

         10.12 CONDITIONAL SALES. The Company Parties shall not, and shall not permit any Subsidiary to, make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis, other than in the ordinary course of business consistent with prior periods.

         10.13 MARGIN STOCK. The Company Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, use any of the proceeds from the issuance and sale of the Securities for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that violates the Margin Regulations. If requested by the Purchaser, the Issuers will promptly furnish to the Purchaser a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in the Margin Regulations.

         10.14 ACCOUNTING CHANGES. The Company Parties shall not, and shall not permit any Subsidiary to, make any change in accounting policies or reporting practices, except as required by GAAP, or change their Fiscal Year without the written approval of the Purchaser.

         10.15 NEGATIVE PLEDGE. The Company Parties shall not, and shall not permit any Subsidiary to, enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of their property or assets, except in favor of Purchaser, the Senior Agent and the holders of the Fremont Note.

         10.16    FINANCIAL COVENANTS.

                  (a) NET WORTH. The Company Parties shall not permit the Net Worth (as such term is defined in the March 2000 Senior Credit Agreement) of Parent and its subsidiaries (on a consolidated basis) at any time to be less than 85.0% of the sum of (i)(x) the Net Worth of Parent and its subsidiaries (on a consolidated basis) on March 31, 1999, MINUS (y) $750,000, PLUS (ii) 100.0% of the extraordinary gains arising after March 31, 1999, through the date of determination, PLUS (iii) 100% of the net proceeds received by Parent after March 31, 1999, through the date of determination from the sale of any Parent Common Stock, PLUS (iv) 100% of the value of any Capital Stock issued by Parent as consideration in connection with any LLCP Permitted Acquisitions occurring after March 31, 1999, through the date of determination, PLUS (v) 70.0% of the positive Net Income (as such term is defined in the March 2000 Senior Credit Agreement) of Parent and its subsidiaries (on a consolidated basis) for the period commencing on March 31, 1999, through and including the date of determination.

                  (b) LEVERAGE RATIO. The Company Parties shall not permit the Leverage Ratio (as such term is defined in the March 2000 Senior Credit Agreement) of Parent and its subsidiaries on a consolidated basis at the end of any Fiscal Quarter to be greater than the respective amounts set forth below opposite such dates:


                  Fiscal Quarter Ending:                                           Leverage Ratio
                  ----------------------                                           --------------
                  June 30, 2000.........................................              4.3125:1.00

                  September 30, 2000, December 31, 2000, March 31, 2001,
                  June 30, 2001 and September 30, 2001..................
                                                                                      3.7375:1.00

                  December 31, 2001 and March 31, 2002..................                3.45:1.00

                  June 30, 2002 and September 30, 2002..................               2.875:1.00

                  December 31, 2002 and March 31, 2003..................              2.5875:1.00

                  Each June 30, September 30, December 31 and March 31
                  thereafter............................................                 2.3:1.00



                  (c) INTEREST LEVERAGE RATIO. The Company Parties shall not permit the Interest Leverage Ratio (as such term is defined in the March 2000 Senior Credit Agreement) of

Parent and its subsidiaries on a consolidated basis at the end of any Fiscal Quarter to be greater than the respective amounts set forth below opposite such dates:


                                                                                  Interest
                  Fiscal Quarter Ending:                                       Leverage Ratio
                  ----------------------                                       --------------
                  June 30, 2000.........................................              5.4625:1.00

                  September 30, 2000, December 31, 2000, March 31, 2001,
                  June 30, 2001 and September 30, 2001..................
                                                                                      4.8875:1.00

                  December 31, 2001 and
                  March 31, 2002........................................                 4.6:1.00

                  June 30, 2002 and September 30, 2002..................               4.025:1.00

                  December 31, 2002 and
                  March 31, 2003........................................              3.7375:1.00

                  Each June 30, September 30, December 31 and March 31
                  thereafter............................................                3.45:1.00


                  (d)      INTEREST COVERAGE RATIOS.

                           (i) The Company Parties shall not permit the ratio of
         (i) EBITDA of Parent and its subsidiaries on a consolidated basis for such period to (ii) the sum of (x) Cash Interest Expense (as such term is defined in the March 2000 Senior Credit

         Agreement) and Parent and its subsidiaries on a consolidated basis for such period PLUS (y) the aggregate amount of all Preferred Dividends (as such term is defined in the March 2000 Senior Credit Agreement) paid in cash during such period to be less than 2.3375:1.00 for each of the four Fiscal Quarter periods ending June 30, 2000, September 30, 2000 and December 31, 2000, and 2.55:1.00 for each of the four Fiscal Quarter periods ending at the end of each Fiscal Quarter thereafter; and

                           (ii) The Company Parties shall not permit the ratio of (i) the sum of (x) EBITDA of Parent and its subsidiaries on a consolidated basis for such period, MINUS (y) the aggregate amount of all Maintenance Capital Expenditures made by the Issuers and their subsidiaries during such period to (ii) the sum of (x) Cash Interest Expense (as such term is defined in the March 2000 Senior Credit Agreement) of Parent and its subsidiaries on a consolidated basis for such period, PLUS (y) the aggregate amount of all Preferred Dividends (as such term is defined in the March 2000 Senior Credit Agreement) paid in cash during such period to be less than 1.9125:1.00 for each of the four Fiscal Quarter periods ending June 30, 2000, September 30, 2000 and December 31, 2000, and 2.125:1.00 for each of the four Fiscal Quarter periods ending at the end of each Fiscal Quarter thereafter.

                  (e) FIXED CHARGE RATIO. The Company Parties shall not permit the Fixed Charge Coverage Ratio (as such term is defined in the March 2000 Senior Credit Agreement) of Parent and its subsidiaries on a consolidated basis for the Fiscal Quarter period ending June 30, 2000, for the two Fiscal Quarter period ending September 30, 2000, for the three Fiscal Quarter period ending December 31, 2000 and for the four Fiscal Quarter period ending March 31, 2001, and for each four Fiscal Quarter period thereafter, to be less than 1.0625:1.00.

                  (f) CAPITAL EXPENDITURES. Commencing with the four Fiscal Quarter period ending June 30, 2000, and for each four Fiscal Quarter period ending at the end of each Fiscal Quarter thereafter, the Company Parties shall not permit the aggregate amount of payments made for Capital Expenditures and De Novo Capital Expenditures (as such term is defined in the March 2000 Senior Credit Agreement), including Capitalized Lease Obligations (as such term is defined in the March 2000 Senior Credit Agreement) and Indebtedness secured by Liens permitted under Section 7.01(e) of the Senior Credit Agreements, to exceed 6.0% of the Issuers' and their Subsidiaries' net patient revenues for such period. Upon the written consent of the Required Lenders (as such term is defined in the March 2000 Senior Credit Agreement), the foregoing limitation may be increased to an amount not in excess of 8.0% of the Issuers' and their Subsidiaries' net patient revenues for any such period. The Issuers shall deliver to the Purchaser a copy of any such written consent furnished to it or them by the Required Lenders within one (1) Business Day following the Issuers' receipt thereof.

                  (g) MINIMUM ANNUAL EBITDA. For each of the Fiscal Years listed in the table below, EBITDA of Parent and its Subsidiaries shall not be less than the total amount set forth opposite such Fiscal Year:


                                                                     Minimum Annual
                  Fiscal Year Ending:                                    EBITDA
                  -------------------                                    ------
                  December 31, 2001....................                $23,000,000

                  December 31, 2002....................                 26,000,000

                  December 31, 2003....................                 29,400,000

                  December 31, 2004....................                 33,200,000


                  (h) CHANGES TO SENIOR FINANCIAL COVENANTS. The parties acknowledge and agree that the financial covenants set forth in clauses (a) through (e) of this SECTION 10.16 correspond to the financial covenants set forth in Article VII of the Senior Credit Agreements as of the date hereof and that the dollar amounts and percentages contained in the financial covenants set forth in such clauses have been set at 15.0% below the dollar amounts and percentages set forth in the corresponding financial covenants set forth in such
Article VII. The parties hereby acknowledge and agree that, to the extent that the financial covenants set forth in the Senior Credit Agreements as of the date hereof are subsequently modified in any respect or any new financial covenants are included to the Senior Credit Agreements, the Purchaser may, but shall not be obligated to, modify the financial covenants set forth in this SECTION 10.16 to reflect the modifications made to the corresponding financial covenants included in the Senior Credit Agreements or include a financial covenant in this
SECTION 10.16 that corresponds to the new financial covenant included in the Senior Credit Agreements (with the dollar amounts and/or percentages set at 15.0% below the dollar amounts and percentages set forth in such new financial covenant).

         10.17 SURVIVAL OF CERTAIN NEGATIVE COVENANTS. From and after the date that the Obligations under the Note have been indefeasibly paid in full in cash, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTIONS 10.1 (Limitations on Indebtedness),
10.2 (Limitations on Liens), 10.3 (Limitations on Investments), 10.4 (Sale and Lease-Back Transactions), 10.5 (Limitations on Payments), 10.6 (Limitations on Payment Restrictions Affecting Subsidiaries), 10.9 (Sales of Receivables), 10.10 (Fundamental Changes), 10.11 (Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts), 10.12 (Conditional Sales),
10.13 (Margin Stock), 10.14 (Accounting Changes), 10.15 (Negative Pledge) and
10.16 (Financial Covenants).

11.      SUBSIDIARY GUARANTY.

         11.1     UNCONDITIONAL GUARANTY.

                  (a) The Guarantors hereby absolutely, unconditionally, jointly and severally and irrevocably guaranty and promise to pay as and when due (whether at stated maturity, acceleration, prepayment or otherwise), any and all Obligations of the Company Parties from time to time owed to the Purchaser (collectively, the "GUARANTIED OBLIGATIONS"). In addition, the Guarantors hereby agree to pay any and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Purchaser in connection with (a) the collection of all sums guaranteed hereunder and (b) the exercise or enforcement of any rights, powers or remedies of the Purchaser under this Guaranty or Applicable Laws. All of the Guarantied Obligations shall be conclusively presumed to have been created in reliance of this Guaranty. For purposes of this SECTION 11, the term "Guarantor" shall mean the Subsidiary Guarantors unless the context otherwise requires.

                  (b) All payments under this Guaranty shall be made in lawful money of the United States of America, free and clear of any and all deductions, withholdings and setoffs, including withholding on account of Taxes. If any deduction or withholding shall be required by Applicable Laws, each Guarantor shall be required to pay such additional amounts as may be required so that the net amount received by the Purchaser, after such deduction or withholding (including with respect to such additional amounts), shall be equal to the amount otherwise required to be paid under this Guaranty.

         11.2 CONTINUING AND IRREVOCABLE GUARANTY. This Guaranty is a continuing guaranty of the Guarantied Obligations and may not be revoked and shall not otherwise terminate unless and until all Guarantied Obligations have been indefeasibly paid in full in cash. If, notwithstanding the foregoing, any Guarantor shall have any right under Applicable Laws to terminate this Guaranty prior to indefeasible payment in full in cash of the Guarantied Obligations, no such termination shall be effective until noon the next Business Day after the Purchaser shall receive written notice thereof, signed by such Guarantor. Any termination pursuant to the immediately preceding sentence shall not affect (a) any Guarantied Obligation that was incurred or arose prior to the effective time of such notice, (b) any Guarantied Obligation incurred or arising after such effective time where such Guarantied Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against the Issuers, any Guarantor or other guarantor of, or other Person directly or indirectly liable on, the Guarantied Obligations (including, without limitations, Parent) or any part thereof (each of the Issuers, the Guarantors, Parent and any such other guarantor or Person is referred to herein as an "OBLIGOR") or any security or other collateral ("COLLATERAL") given for the Guarantied Obligations or any other guaranties of the Guarantied Obligations or any portion thereof, (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing or (d) the liability of any other Guarantor hereunder.

         11.3 NATURE OF GUARANTY. The liability of each Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Issuers or any other Obligor, and a separate action or actions may be brought or prosecuted against any Guarantor, whether or not any action is brought or prosecuted against the Issuers or any other Obligor or whether the

Issuers or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection), and the liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, without regard to (and each Guarantor irrevocably waives):

                  (a) the legality, validity, voidability or enforceability of this Agreement, the Note or any other Investment Document, any of the Guarantied Obligations, any Lien or any Collateral;

                  (b) any defense (other than payment), set-off or counterclaim that may at any time be available to any Issuer or other Obligor against, and any right of setoff at any time held by, the Purchaser;

                  (c) any acts of commission or omission of any kind at any time on the part of the Purchaser with respect to any matter whatsoever;

                  (d) the liquidation or dissolution of any Issuer or other Obligor, any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or similar event or proceeding with respect to any Issuer or other Obligor, or any action taken by any trustee or receiver of any Issuer or other Obligor or by any court or any proceeding with respect to any Issuer or other Obligor;

                  (e) any change of ownership of the Capital Stock of any Issuer or other Obligor, or any change in the relationship between any Guarantor on the one hand, and any Issuer or other Obligor, on the other hand (including, without limitation, the termination of such relationship); or

                  (f) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuers or any other Obligor, in bankruptcy or in any other instance.

                  Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to each Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Purchaser may, but shall be under no obligation to, make a similar demand on all or any of the other Obligors, and any failure by the Purchaser to make any such demand shall not relieve any Guarantor of its obligations hereunder.

         11.4 AUTHORIZATION. Each Guarantor authorizes the Purchaser, without notice to or further assent by such Guarantor, and without affecting such Guarantor's liability hereunder

(regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired), from time to time to:

                  (a) permit the Issuers to increase or create Guarantied Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guarantied Obligations or any part thereof (including increasing or decreasing the rate of interest thereon), or otherwise amend the terms and conditions of this Agreement, the Note or any other Investment Document or any provision thereof;

                  (b) take and hold Collateral from the Issuers, any other Obligor or any other Person, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

                  (c) exercise in such manner and order as it elects in its sole discretion (including any judicial or non-judicial foreclosure of any real estate Collateral), fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Purchaser against the Issuers or any other Obligor in respect of any Guarantied Obligations or any Collateral;

                  (d) release, add or settle with any Issuer or other Obligor in respect of this Guaranty, this Agreement, the Note, the other Investment Documents or the Guarantied Obligations;

                  (e) accept partial payments on the Guarantied Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Guarantied Obligations as the Purchaser may elect in its sole discretion, whether or not such Guarantied Obligations are secured or guaranteed;

                  (f) refund at any time, at the Purchaser's sole discretion, any payments or recoveries received by the Purchaser in respect of any Guarantied Obligations or any Collateral; and

                  (g) otherwise deal with the Issuers, any other Obligor and any Collateral as the Purchaser may elect in its sole discretion.

         11.5     CERTAIN WAIVERS.  Each Guarantor hereby waives:

                  (a) the right to require the Purchaser to proceed against any or all of the Issuers or other Obligors, to proceed against or exhaust any Collateral or to pursue any other remedy in the Purchaser's power whatsoever, and the right to have the property of the Issuers or any other Obligor first applied to the discharge of the Guarantied Obligations;

                  (b) all rights and benefits under Section 2809 of the California Civil Code and any other Applicable Laws purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                  (c) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor's liability hereunder and under Section
359.5 of the California Code of Civil Procedure;

                  (d) any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Purchaser, even though that election of remedies, such as non-judicial foreclosure with respect to the security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against any Issuer;

                  (e) any right to assert against the Purchaser any defense (other than payment), set-off, counterclaim and other right that any Guarantor may now or any time hereafter have against any Issuer or other Obligor;

                  (f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind, with respect to the Guarantied Obligations;

                  (g) any rights, defenses and other benefits that any Guarantor may have by reason of (i) any failure of the Purchaser to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Laws in connection with a disposition of Collateral or (ii) any election made by the Purchaser under Section 9501(4) of the California Uniform Commercial Code (or similar provision);

                  (h) all defenses that at any time may be available to any Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect, and ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO SUCH GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND
SECTION 3433 OF THE CALIFORNIA CIVIL CODE OR OTHER SIMILAR APPLICABLE LAW; or

                  (i) any failure, omission, delay or lack of diligence on the part of the Purchaser to enforce, assert or exercise any right, power or remedy conferred on the Purchaser in respect of the Guarantied Obligations.

         11.6     SUBROGATION; CERTAIN AGREEMENTS.

                  (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO GUARANTOR WILL EXERCISE ANY RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE AGAINST THE ISSUERS OR ANY OTHER GUARANTOR THAT ARISE FROM THE EXISTENCE, PAYMENT, PERFORMANCE OR ENFORCEMENT OF ANY GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNIFICATION AND ANY RIGHT TO PARTICIPATE IN ANY CLAIM OR REMEDY OF THE PURCHASER AGAINST THE ISSUERS OR ANY OTHER GUARANTOR OR ANY COLLATERAL, WHETHER OR NOT SUCH CLAIM, REMEDY OR RIGHT ARISES IN EQUITY OR UNDER CONTRACT, STATUTE OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TAKE OR RECEIVE FROM THE ISSUERS OR ANY OTHER GUARANTOR, DIRECTLY OR INDIRECTLY, IN CASH OR OTHER PROPERTY OR BY SET-OFF OR IN ANY OTHER MANNER, PAYMENT OR SECURITY SOLELY ON ACCOUNT OF SUCH CLAIM, REMEDY OR RIGHT, UNLESS AND UNTIL ALL OF THE GUARANTIED OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS GUARANTY SHALL HAVE BEEN PAID IN FULL IN CASH. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guarantied Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Purchaser and shall forthwith be paid to the Purchaser to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising. If all of the Guarantied Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, the Purchaser will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guarantied Obligations resulting from such payment by the Guarantor.

                  (b) In furtherance and not by limitation of any other provision of this Guaranty, the Guarantors acknowledge and understand that if the Purchaser forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guarantied Obligations, that foreclosure could impair or destroy any ability that any Guarantor may have to seek reimbursement, contribution or indemnification from the Issuers or other Obligors based on any right such Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by the Guarantor under this Guaranty. The Guarantors further acknowledge and understand that, in the absence of this SECTION 11.6, such potential impairment or destruction of such Guarantor's rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure, as interpreted in UNION BANK V. GRADSKY, 265 Cal. App. 2d 40
(1968). By executing this Guaranty,
each Guarantor freely, irrevocably and unconditionally (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable hereunder even though the Purchaser may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guarantied Obligations; (ii) agrees not to assert such defense in any action or proceeding which the Purchaser may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by the Guarantor herein include any right or defense that the Guarantor may have or be entitled to assert based upon or arising out of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code, and (iv) acknowledges and agrees that the Purchaser is relying on this waiver in creating the Guarantied Obligations, and this waiver is a material part of the consideration which the Purchaser is receiving for creating the Guarantied Obligations.

                  (c) Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Parent and each Issuer and other Obligor and of all other circumstances bearing upon the risk of non-payment of the Guarantied Obligations that diligent inquiry would reveal, and agrees that the Purchaser shall have no duty to advise any Guarantor of information regarding such condition or any such circumstances.

         11.7     BANKRUPTCY NO DISCHARGE.

                  (a) Without limiting SECTION 11.3, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization, liquidation, dissolution or similar proceeding commenced by or against any Issuer or other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guarantied Obligations in or as a result of any such proceeding, whether or not assented to by the Purchaser, and (ii) any disallowance of all or any portion of the Purchaser's claim for repayment of the Guarantied Obligations. Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Issuers and each other Obligor.

                  (b) Any Event of Default under SECTION 12.1(h) or SECTION 12.1
(i) shall render all Guarantied Obligations automatically due and payable for purposes of this Guaranty, notwithstanding any stay of the right of the Purchaser to accelerate the Guarantied Obligations.

                  (c) Notwithstanding anything to the contrary herein contained, this Guaranty (and any Lien on the Collateral securing this Guaranty or the Guarantied Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded, invalidated, declared to be fraudulent or voidable as a preference or otherwise required to be restored or returned by the Purchaser in connection with any bankruptcy, reorganization, liquidation, dissolution or similar proceeding involving the Issuers, any other Obligor or otherwise, if the proceeds of any Collateral are required to be returned by the Purchaser under any such circumstances, or if the

Purchaser elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

         11.8     SUBORDINATION.

                  (a) Except as expressly provided for herein, each Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of the Issuers and each other Obligor owing to such Guarantor ("GUARANTOR SUBORDINATED DEBT"), to the prior payment in full in cash of the Guarantied Obligations, whether or not such Guarantor Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. Without limitation, no payment or distribution of assets of any Issuer or other Obligor of any kind or character, whether in cash, securities or other property, shall be made on or with respect to the Guarantor Subordinated Debt prior to the payment in full in cash of the Guarantied Obligations. If, whether or not at the Purchaser's request, any Guarantor shall receive, prior to payment in full in cash of all Guarantied Obligations, payment of any sum from the Issuers or any other Obligor upon any Guarantor Subordinated Debt, any such sum shall be received by such Guarantor as trustee for the Purchaser and shall forthwith be paid over to the Purchaser on account of the Guarantied Obligations, without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

                  (b) Each Guarantor shall file in any bankruptcy or reorganization or similar proceeding in which the filing of claims is required by Applicable Laws, all claims that such Guarantor may have against any Issuer or other Obligor (or its nominee) relating to any Guarantor Subordinated Debt. If the Guarantor does not file any such claim, the Purchaser (or its nominee) as attorney-in-fact for the Guarantor is hereby authorized to do so in the name of such Guarantor. Each Guarantor agrees that, in connection with any such proceeding, it shall not contest or oppose the treatment of claims of the Purchaser in any plan of reorganization or otherwise and it shall vote any claims that exist by virtue of this Guaranty or the Guarantor Subordinated Debt in connection with any plans of reorganization or otherwise, as may be requested by the Purchaser.

                  (c) Each Guarantor hereby grants the Purchaser a power of attorney for the purposes set forth in this SECTION 11.8. Such power of attorney is coupled with an interest and cannot be revoked.

         11.9 MAXIMUM LIABILITY OF GUARANTORS. If the obligations of any Guarantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Law or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor's
(a) rights of reimbursement and indemnity from the Issuers with respect to amounts paid by such Guarantor, (b) rights of subrogation to the rights of the Purchaser and (c) rights of contribution from each other Obligor, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that such Guarantor's obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (i) that, without giving effect to this SECTION 11.9, such Guarantor's obligations hereunder would be avoidable and (ii) the extent to which such obligations are reduced by operation of this SECTION 11.9.

         11.10 FINANCIAL BENEFIT. Each Guarantor hereby acknowledges and warrants it has derived or expects to derive substantial economic benefits, directly and indirectly, from the consummation of the transactions contemplated by this Agreement and the other Investment Documents.

         11.11 REVIEW OF DOCUMENTS; UNDERSTANDING WITH RESPECT TO WAIVERS. Each Guarantor hereby acknowledges that it has copies of and is fully familiar with this Agreement and each of the other Investment Documents executed and delivered (or to be executed and delivered) by the Company Parties in connection herewith. Each Guarantor warrants and agrees that each waiver set forth in this SECTION 11 is made with such Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.

         11.12 GUARANTOR ACKNOWLEDGMENT. Each Guarantor hereby acknowledges that the Purchaser would not have entered into this Agreement or any other Investment Documents or agreed to purchase the Securities or consummate the other transactions contemplated hereby and thereby but for the delivery by the Guarantors of the Guaranties and other covenants and agreements set forth in this SECTION 11.

12.      DEFAULTS AND REMEDIES.

         12.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "EVENT OF DEFAULT"):

                  (a) Any Issuer shall fail to pay as and when due (whether at stated maturity, upon acceleration, demand, required prepayment or otherwise) any principal of, premium, if any, interest on or other amount under the Note, or any Company Party shall fail to make payment of any other amounts (including, without limitation, fees, costs or expenses) payable under this Agreement or any other Investment Document (whether at stated maturity, upon acceleration, demand, required prepayment or otherwise); or

                  (b) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement, the Note, the Warrant, the Investor Rights Agreement, the Amended Affiliate Registration Rights Agreement, the Guaranties or any other Investment Document (other than the agreements, covenants or obligations expressly covered by SECTION 12.1(a));

                  (c) Any representation or warranty made by the Company Parties under, relating to or in connection with this Agreement or any other Investment Document shall be false or misleading or incorrect in any respect when made (or deemed made); or

                  (d) Any event, breach, default or "event of default" shall occur or exist under any Senior Credit Agreement or other Senior Credit Document, if the effect of such occurrence or existence is to cause any Indebtedness outstanding under the Senior Credit Agreement or other Senior Credit Document to become or be declared due and payable prior to the stated maturity thereof; or

                  (e) (i) Any Company Party or Subsidiary shall default in the payment (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $250,000, either individually or in the aggregate, or (ii) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument evidencing or governing any such other Indebtedness (including, without limitation, any Other Debt Document), if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to mature or become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or (iii) such other Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, or is made, in each case prior to the stated maturity thereof; or

                  (f) Any Investment Document, or any material provision thereof, shall cease to be in full force and effect, valid and enforceable, for any reason other than in accordance with its terms, or any Company Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Investment Document or any material provision thereof, including by operation of law; or

                  (g) There shall occur any Change in Control; or

                  (h) There shall be commenced against any Company Party or Subsidiary an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to such involuntary case or proceeding or fails to diligently contest it in good faith; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of thirty (30) days; or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or

                  (i) Any Company Party or Subsidiary shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally; or the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (j) Any Company Party or Subsidiary shall suffer any money judgment, writ, warrant of attachment or other order that involves an amount or value, individually or in the aggregate, in excess of $50,000, and such judgment, writ, warrant or other order shall continue unsatisfied and unstayed for a period of ten (10) days, or any non-monetary judgment, writ, warrant or other order, shall be rendered against any Company Party or Subsidiary that could have a Material Adverse Effect and that continues unsatisfied and unstayed for a period of ten (10) days; or

                  (k) The LLCP Representative, if appointed pursuant to Section
1.1 of the Investor Rights Agreement, shall be removed from the Board of Directors of Parent, or the LLCP Representative shall not be elected or appointed to such Board at any future election of directors in accordance with the provisions of the Investor Rights Agreement, and, in each such case, Parent shall not have caused any other individual designated by the Purchaser as the LLCP Representative to have been elected or appointed as a member of such Board within five (5) days after the Purchaser shall have designated such other individual (PROVIDED, HOWEVER, that the removal by the Purchaser of the LLCP Representative shall not be deemed to constitute an Event of Default under this clause (k)); or

                  (l) (i) Any Termination Event shall occur that, when taken together with all other Termination Events that have occurred, could result in a liability to any Company Party or any ERISA Affiliate in excess of $250,000;
(ii) any Company Party or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is at least $250,000; (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisions of any Benefit Plan or Applicable Law, any Company Party or any ERISA Affiliate is required to pay as contributions thereto, which would result in a liability to any Company Party or ERISA Affiliate in excess of $250,000; or (iv) any Company Party or any ERISA Affiliate shall have incurred any accumulated funding deficiency in excess of $250,000, whether or not waived, with respect to any Benefit Plan.

         The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under any Note or other remedies available to the Purchaser hereunder or thereunder shall begin to apply, at the following times:

                  (i) In the case of the clause (a) above, as of 12:00 p.m.
         (noon) Los Angeles time) on the day on which such payment is due but has not been paid;

                  (ii) In the case of clause (b), immediately upon the occurrence of any such breach or failure;

                  (iii) In the case of clause (c) above, as of the close of business on the day on which any Company Party first became aware, or should have become aware, that such representation or warranty was false or misleading or incorrect in any material respect when made;

                  (iv) In the case of clause (d) above, immediately upon any such Indebtedness becoming or being declared due and payable prior to its stated maturity;

                  (v) In the case of clause (e)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (e)(ii), as of the close of business on the tenth (10th) day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver, or in the case of clause (e)(iii) above, immediately upon the occurrence of any event listed therein;

                  (vi) In the case of clause (f) above, as of the close of business on the day such Investment Document or provision, as the case may be, ceases to be enforceable or is contested, repudiated, revoked or disavowed;

                  (vii) In the case of clause (g) above, immediately upon the occurrence of the Change in Control;

                  (viii) In the case of clauses (h) and (i) above, immediately prior to the occurrence of any of the events enumerated therein;

                  (ix) In the case of clause (j) above, as of the close of business on the last day of such ten (10) day period if such judgment, writ, warrant or order is unsatisfied or unstayed;

                  (x) In the case of clause (k) above, as of the close of business on the last day of such five (5) day period if the Board of Directors of Parent shall not have duly elected or appointed such other LLCP Representative to such Board; or

                  (xi) In the case of clause (l) above, immediately upon the occurrence of any such events.

         12.2 ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (h) or (i) of SECTION 12.1) occurs and is continuing, the Purchaser may, by written notice to the Issuers, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, such principal, premium, if any, interest and other amounts shall become immediately due and payable. If an Event of Default specified in clause (h) or (i) of SECTION 12.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company Parties hereby waive all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

         12.3 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any other Investment Document by exercising all rights and remedies available under this Agreement, any other Investment Document or Applicable Laws (including, without limitation, the Code), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any other Investment Document. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         12.4 APPOINTMENT OF RECEIVER. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any other Investment Document or Applicable Laws, the Purchaser shall, upon the occurrence of an Event of Default, be entitled (to the extent permitted by Applicable Laws) to, and the Company Parties hereby consent in advance to, the appointment of a receiver by any court of competent jurisdiction to take control of the Issuer and the Guarantors for the purpose of operating and thereafter selling any Company Party or Subsidiary to satisfy obligations to creditors, including the Purchaser.

         12.5 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Issuers, waive any specified Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Investment Document; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such other Default or Event of Default.

13.      TERMINATION.

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the Purchaser if, between the date hereof and the Closing Date: (i) any event or condition occurs that has resulted in or could reasonably be expected to result in a Material Adverse Change; (ii) any representation or warranty of the Company Parties contained in this Agreement shall have been breached such that the conditions set forth in SECTION 6 would not or could not be satisfied on the earlier of (A) the Closing Date and (B) June 15, 2000; (iii) the Company Parties (or any one of them) shall not have complied with any covenant or other agreement to be complied with by it or them and contained in this Agreement; or (iv) any Issuer or Guarantor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Company Party seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Laws relating to bankruptcy, insolvency or reorganization;

                  (b) By the Purchaser, on the one hand, or the Issuers, on the other hand, if the Closing Date shall not have occurred on or before June 15, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
SECTION 13.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

                  (c) By the Purchaser, on the one hand, or the Issuers (for themselves and the other Company Parties), on the other hand, if there shall have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents and such injunction, order, decree or ruling shall have become final and non-appealable; or

                  (d) By the mutual written consent of the Issuers (for themselves and the other Company Parties) and the Purchaser.

         13.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except (a) for SECTIONS 1, 8, 13 AND 14 and any other Sections or provisions which survive the termination of this Agreement by their terms and (b) that nothing herein shall relieve any party from liability for any breach or violation of this Agreement or payment of any obligations hereunder.

         13.3 WAIVER. The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company Parties, (b) waive any inaccuracies in the representations or warranties of the Company Parties or (c) waive compliance with any of the conditions, covenants or agreements of the Company Parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Purchaser. Any waiver of the breach of any term or condition shall not be construed as a waiver of any other breach or as a subsequent waiver of the same term or condition, or as a waiver of any other term or condition of this Agreement, the Note or the Warrant. The failure by the Purchaser to assert, or any delay by the Purchaser in asserting any of its rights under this Agreement, the Note or the Warrant shall not constitute a waiver of any such rights and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right.

         13.4 ALTERNATIVE TRANSACTION FEE. If (a) this Agreement is terminated by the Issuers or the Purchaser for any reason and, within one hundred eighty
(180) days after the date of such termination, any Company Party or Subsidiary enters into any agreement, transaction or understanding with any other Person relating to an Alternative Transaction, or (b) prior to the termination of this Agreement, any Company Party or Subsidiary enters into an agreement, transaction or understanding with any other Person relating to an Alternative Transaction, then, in either case, in addition to any damages due to the Purchaser for breach or violation of this Agreement or any other Investment Document by any Company Party and any costs, expenses, Losses or other amounts due under SECTION 8 or otherwise, the Issuers shall jointly and severally pay to the Purchaser an amount in cash equal to $500,000 (the "ALTERNATIVE TRANSACTION FEE,") which Alternative Transaction Fee shall compensate the Purchaser for the loss of opportunity in connection with the transactions contemplated by this Agreement. The Alternative Transaction Fee shall be due and payable to the Purchaser immediately upon the entering into of such agreement, transaction or understanding.

14.      MISCELLANEOUS.

         14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION. All representations, warranties, covenants and agreements of the Issuers and the other Company Parties (or any one of them) contained herein, or made in writing by or on behalf of them pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities, the repayment of the Note and the exercise of the Warrant and the due diligence or other investigation of the Company Parties and their Affiliates made by and on behalf of the Purchaser. The Company Parties hereby agree that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of any Person, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as to reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the Company Parties contained in this Agreement or any other Investment Document.

         14.2 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any other Investment Document shall be effective unless in writing and signed by the Purchaser, and the Company Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if, and only if, the Issuers and the Guarantors shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between the Company Parties, on the one hand, and the Purchaser (or any successor or assignee thereof), on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Investment Document shall operate as a waiver of any rights of the Purchaser (or any other Holder).

         14.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits, and the Disclosure Schedules which are all incorporated herein by this reference and are an integral part of this Agreement, the Note, the Warrant and the other Investment Documents constitute the full and entire agreement and understanding between the Purchaser, on the one hand, and the Company Parties, on the other hand, relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof, including, without limitation, (a) any confidentiality agreement existing between Parent and Purchaser (or an Affiliate of the Purchaser) and (b) the investment proposal letter agreement dated March 28, 2000 between Parent and an Affiliate of the Purchaser, as amended from time to time.

         14.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         14.5 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. No Company Party may assign or delegate any of its or their rights and obligations hereunder or any interest herein or therein without the prior written consent of the Purchaser. The Purchaser may, without the consent of any Company Party, sell, assign or delegate to one or more Persons (each an "ASSIGNEE") all or any part of its right, title and interest in and to this Agreement and the other Investment Documents, including, without limitation, all or any part of the Obligations, subject to compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that, in any privately negotiated transaction involving a sale or assignment by the Purchaser of any such right, title or interest, the Purchaser shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and PROVIDED FURTHER, HOWEVER, that the Company Parties shall continue to deal solely and directly with the Purchaser in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company Parties. If the Purchaser assigns to any Assignee a fifty percent (50.0%) or lesser interest in and to the aggregate principal amount of the Note then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made by the Purchaser, and the Company Parties may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee. If the Purchaser assigns to any Assignee more than a fifty percent (50.0%) interest in and to the aggregate principal amount of the Note then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made (a) by the Holders of a majority of the aggregate principal amount of the Note outstanding at the time such decision is or is to be made, or (b) if notice thereof is given to the Issuers by the Holders of a majority of the aggregate principal amount of the Note outstanding at the time, such decisions shall be made in the manner directed by such Holders.

         14.6 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           (i)      If to the Purchaser, to:

                                    Levine Leichtman Capital Partners II, L.P.
                                    c/o Levine Leichtman Capital Partners, Inc.
                                    335 North Maple Drive, Suite 240
                                    Beverly Hills, CA 90210
                                    Attention:  Arthur E. Levine, President
                                    Telephone:       (310) 275-5335
                                    Telecopier:      (310) 275-1441

                           WITH A COPY TO:

                                    Riordan & McKinzie
                                    300 S. Grand Avenue, 29th Floor
                                    Los Angeles, CA  90071
                                    Attention:  Mitchell S. Cohen, Esq.

                                    Telephone:  (213) 629-4824
                                    Telecopier: (213) 229-8550

                           (ii) If to the Company Parties (or any one of them),
to:

                                    Interdent, Inc.
                                    222 North Sepulveda Boulevard, Suite 740
                                    El Segundo, CA  90245-4340
                                    Attention:  Michael T. Fiore
                                    Telephone:  (310) 765-2400
                                    Telecopier: (310) 640-9897

                           WITH A COPY TO:

                                    Morrison & Foerster
                                    19900 MacArthur Boulevard, 12th Floor
                                    Irvine, CA  92612-2445
                                    Attention:  Richard J. Babcock, Esq.
                                    Telephone:  (949) 251-7505
                                    Telecopier:  (949) 251-0900

or at such other address or addresses as the Purchaser or the Company Parties, as the case may be, may specify by written notice given in accordance with this
SECTION 14.6.

         14.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         14.8 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         14.9 CONSENT TO JURISDICTION AND VENUE. EACH OF THE COMPANY PARTIES AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS

ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 14.9 SHALL PRECLUDE THE PURCHASER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY PARTIES OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.

                  EACH COMPANY PARTY AND THE PURCHASER HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH COMPANY PARTY AND THE PURCHASER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN
SECTION 14.6 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

                  TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH COMPANY PARTY HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

         14.10 LIMITATION OF LIABILITY. No claim shall be made by any Company Party or any of its Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Investment Document, or any act, omission or event occurring in connection therewith. Each Company Party hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         14.11 PUBLICITY. The Company Parties and their Affiliates will consult with the Purchaser before issuing, and provide the Purchaser the opportunity to review and comment upon, and use reasonable efforts to agree on the form and substance of, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under Applicable Laws. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Company Parties hereby consent to the preparation and publication by the Purchaser of an advertisement "tombstone" publicly disclosing the closing of the transactions contemplated by this Agreement.

         14.12 CONFIDENTIALITY. The Purchaser will maintain any confidential information that it has or may receive from the Company Parties pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of Parent, except for disclosures of such confidential information (a) to legal counsel, accountants and other professional advisors to the Purchaser, (b) to the partners, officers, directors and employees of the Purchaser, (c) to regulatory officials having jurisdiction over the Purchaser,
(d) required by Applicable Laws or in connection with any legal proceeding, (e) to any other Person in connection with any assignment of the Note or the Warrant or any interest therein, and (f) that has been previously disclosed publicly without breach of this Agreement. The Purchaser hereby acknowledges that the federal securities laws prohibit any person who has material non-public information regarding a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, in reliance upon such information.

         14.13 WAIVER OF TRIAL BY JURY. EACH COMPANY PARTY AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.


                          ISSUERS

                          GENTLE DENTAL SERVICE CORPORATION, a
                          Washington corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President and Chief Executive Officer


                          GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President and Chief Executive Officer


                          DENTAL CARE ALLIANCE, INC., a Delaware
                          corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President and Chief Executive Officer


                          PARENT AND GUARANTOR

                          INTERDENT, INC., a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   Co-Chairman and Chief Executive Officer

                          SUBSIDIARY GUARANTORS

                          GMS HAWAII ACQUISITION COMPANY, a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GMS DENTAL GROUP MANAGEMENT OF HAWAII,
                          INC., a Hawaii corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GMS DENTAL GROUP MANAGEMENT OF
                          SOUTHERN CALIFORNIA, INC., a California
                          corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GMS DENTAL GROUP MANAGEMENT OF THE
                          MOUNTAIN STATES, INC., a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GENTLE DENTAL MANAGEMENT - PACIFIC
                          NORTHWEST, INC., a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President

                          GENTLE DENTAL OF IRVINE, a California corporation

                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GDSC OF PIEDMONT, INC., a California corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          GENTLE DENTAL LEGACY, INC., a Nevada corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          DENTAL CARE ALLIANCE OF FLORIDA, INC., a
                          Florida corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President


                          DENTAL CARE ALLIANCE OF MICHIGAN, INC., a
                          Michigan corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President

                          DENTAL CARE ALLIANCE OF GEORGIA, INC., a
                          Florida corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President


                          DENTAL CARE ALLIANCE OF INDIANA, INC., a
                          Florida corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President


                          DENTAL ONE ASSOCIATES, INC., a Georgia
                          corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President


                          DENTAL CARE ALLIANCE OF PENNSYLVANIA,
                          INC., a Florida corporation


                          By:
                             ---------------------------------------------------
                                   Steven R. Matzkin
                                   President


                          SERRA PARK DENTAL SERVICES, INCORPORATED, a Delaware corporation


                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          SPDS DMI, INCORPORATED, a California corporation

                          By:
                             ---------------------------------------------------
                                   Michael T. Fiore
                                   President


                          PURCHASER

                          LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                                   On behalf of LEVINE LEICHTMAN CAPITAL
                                   PARTNERS II, L.P., a California limited
                                   partnership

                                   By:
                                      ------------------------------------------
                                            Lauren B. Leichtman
                                            Chief Executive Officer